UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MEREO BIOPHARMA GROUP PLC

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT-SUBJECT TO COMPLETION

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that Mereo BioPharma Group plc intends to release definitive copies of this Proxy Statement to shareholders beginning on or about April 9, 2026

MEREO BIOPHARMA GROUP PLC

Registered office: 4th Floor, One Cavendish Place, London, W1G 0QF, United Kingdom

Incorporated in England and Wales with registered no. 09481161

April [•], 2026

Dear Shareholder,

2026 Annual General Meeting of Mereo BioPharma Group plc (the “AGM” or the “Meeting”)

This letter, the notice of the AGM set out in this document (the “Notice”) and associated materials for the AGM are being sent or supplied to you because, as of 6:00 p.m. (British Summer Time) (1:00 p.m. Eastern Time) on Tuesday, April 7, 2026, you are registered in the register of members of Mereo BioPharma Group plc (the “Company”) as a holder of ordinary shares in the capital of the Company. However, this letter, the Notice and associated materials will also be available to holders of American Depositary Shares (“ADS”) representing ordinary shares and contains information relevant to holders of ADSs.

I am pleased to confirm that our AGM will take place at 2:00 p.m. (British Summer Time) (9:00 a.m. Eastern Time) on Thursday, May 14, 2026 at 5th Floor, One Cavendish Place, London W1G 0QF, United Kingdom. The Notice is set out in this document and it contains the resolutions to be proposed at the AGM (the “Resolutions”).

Action to be taken by holders of ordinary shares

If you are a holder of ADSs, please ignore this section and refer instead to the section below — “Action to be taken by holders of American Depositary Shares.”

If you are a holder of ordinary shares and are planning to attend the AGM in person (or by way of corporate representative) it would be helpful if you could inform the Company’s registrar, MUFG Corporate Markets, in advance via the Investor Centre app or at https://uk.investorcentre.mpms.mufg.com/.

Holders of ordinary shares are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and vote on their behalf at the AGM. Proxy appointment instructions may be submitted online using the Investor Centre app or at https://uk.investorcentre.mpms.mufg.com/. Alternatively, you may simply complete, sign and return the enclosed form of proxy in accordance with the instructions printed thereon. CREST members may appoint a proxy by using the CREST electronic proxy appointment service. If you are an institutional investor you may also be able to appoint a proxy electronically via the Proxymity platform. All proxies, however submitted, must be received by MUFG Corporate Markets by no later than 2:00 p.m. (British Summer Time) (9:00 a.m. Eastern Time) on Tuesday, May 12, 2026 or 48 hours before any adjourned meeting.

If you require additional forms of proxy or assistance with how to complete, sign and return your form of proxy or assistance in submitting your proxy appointment online, please email shareholderenquiries@cm.mpms.mufg.com or call MUFG Corporate Markets' portal team on

+44 (0) 371 664 0391. Calls are charged at the standard geographic rate and will vary by provider. Calls from outside the U.K. will be charged at the applicable international rate. Lines are open 9:00 a.m. to 5:30 p.m. (British Summer Time), Monday to Friday, excluding public holidays in England and Wales.

In order to attend and vote at the AGM as an ordinary shareholder or for your proxy appointment instructions to remain valid, you must continue to be registered as a holder of ordinary shares in the Company’s register of members as of 6:00 p.m. (British Summer Time) (1:00 p.m. Eastern Time) on Tuesday, May 12, 2026 (or, if the AGM is adjourned, of 6:00 p.m. (British Summer Time) (1:00 p.m. Eastern Time) on the date which is two business days prior to the adjourned meeting). If you sell or transfer your ordinary shares on or prior to such time, any proxy appointment instructions that you submit (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee.

The appointment of a proxy will not preclude you from attending, speaking and voting at the AGM should you wish and be entitled to do so. Please refer to the notes to the Notice for further information relating to your entitlement to attend and vote at the AGM and to appoint a proxy to attend and to speak and vote on your behalf at the AGM.

Should you elect to convert your holding of ordinary shares into an interest in the capital of the Company represented by ADSs before the AGM, you will cease to be a holder of ordinary shares in your own name and will not be entitled to vote, whether in person or by proxy, at the AGM as an ordinary shareholder. However, you may be able to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs — please refer to the next section — “Action to be taken by holders of American Depositary Shares.”

Action to be taken by holders of American Depositary Shares

In order to exercise your vote as a holder of an interest in ordinary shares represented by ADSs, you or your bank, broker or nominee must be registered as a holder of ADSs in the ADS register as of 5:00 p.m. Eastern Time (10:00 p.m. British Summer Time) on Thursday, April 9, 2026 (the “ADS Record Date”).

If you hold ADSs through a bank, broker or nominee as of 5:00 p.m. Eastern Time on the ADS Record Date, the materials for ADS holders, including this proxy statement, the Annual Report on Form 10-K and an ADS proxy card, will be sent to such bank, broker or nominee who should forward the materials to you – you should contact them to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time (3:00 p.m. British Summer Time) on Friday, May 8, 2026.

Contact for holders of American Depositary Shares

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. — ADR Shareholder Services by telephone on +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by emailing citibank@shareholders-online.com or by mail to Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

Contact at Mereo BioPharma

If at any point you require guidance, please contact Charles Sermon, Mereo BioPharma Group plc Company Secretary, by emailing legal@mereobiopharma.com.

Recommendation

You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement. Your Board of Directors consider that each Resolution is in the best interests of the Company and is likely to promote the success of the Company for the benefit of its members as a whole. Accordingly, your directors unanimously recommend that you vote FOR the Resolutions as each of the directors with personal holdings of ordinary shares or ADSs intends to do.

Thank you for your ongoing support of Mereo BioPharma Group plc.

Yours faithfully,

/s/ Michael Wyzga

Michael Wyzga

Chairman

Mereo BioPharma Group plc

4th Floor, One Cavendish Place, London, W1G 0QF,

United Kingdom

Registered Company No. 09481161

NOTICE OF 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 14, 2026

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Mereo BioPharma Group plc, a public limited company incorporated under the laws of England and Wales (the “Company,” “we,” “us” and “our”), will be held at 2:00 p.m. (British Summer Time) (9:00 a.m. Eastern Time) on Thursday, May 14, 2026 at 5th Floor, One Cavendish Place, London W1G 0QF, United Kingdom to consider and, if thought fit, to pass Resolutions 1 to 10 below, as ordinary resolutions and Resolution 11 below as a special resolution.

Ordinary resolutions

1.
That the annual report and accounts for the year ended December 31, 2025, together with the directors’ report and independent auditor’s report thereon, be received and adopted.
2.
That PricewaterhouseCoopers LLP (“PwC”) be re-appointed as auditors to hold office from the conclusion of the annual general meeting until the conclusion of the next annual general meeting at which the Company’s annual report and accounts are presented.
3.
That the Audit and Risk Committee be authorized to determine PwC’s remuneration for the fiscal year ending December 31, 2026.
4.
That the directors’ remuneration report (excluding the directors’ remuneration policy), as set out in the Company’s annual report and accounts for the year ended December 31, 2025, be approved.
5.
That the directors’ remuneration policy as set out in the Company’s annual report and accounts for the year ended December 31, 2025, which takes effect from the end of the annual general meeting, be approved.
6.
That the compensation of the Company's named executive officers be approved, on an advisory (non-binding) basis.
7.
That Justin Roberts be re-appointed as a director of the Company.
8.
That Dr. Daniel Shames be re-appointed as a director of the Company.
9.
That Marc Yoskowitz be re-appointed as a director of the Company.
10.
That the Directors be generally and unconditionally authorized in accordance with section 551 of the Companies Act 2006 (the “Act”) to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for, or to convert securities into, shares in the Company up to a maximum aggregate nominal amount of £3,591,354.73, such authority to expire on June 30, 2029, save that the Company may, before such expiry, make offers or agreements which would, or might, require shares to be allotted or rights to subscribe for or to convert any securities into shares to be granted after such expiry and the Directors may allot shares or grant such rights under any such offer or agreement as if the authority conferred by this Resolution had not expired. Such authority shall replace the authority granted pursuant to section 551 of the Act at the annual general meeting of the Company held on May 22, 2023 to the extent not utilized at the date this Resolution is passed.

Special resolution

11.
That, subject to Resolution 10 being passed, the Directors be generally empowered pursuant to section 570 and section 573 of the Act to allot equity securities for cash pursuant to the authority given by Resolution 10 and to sell equity securities held as treasury shares for cash pursuant to section 727 of the Act, in each case as if section 561(1) of the Act did not apply to any such allotment or sale, provided that this power shall be limited to the allotment or sale of equity securities up to an aggregate nominal value of £3,591,354.73, such power to expire on June 30, 2029, save that the Company may, before such expiry, make offers or agreements which would or might require equity securities to be allotted and equity securities held as treasury shares to be sold after such expiry, and the Directors may allot equity securities and sell equity securities held as treasury shares in pursuance of any such offer or agreement as if the power conferred hereby had not expired. Such power shall replace the power granted pursuant to section 570 and section 573 of the Act at the annual general meeting of the Company held on May 22, 2023 to the extent not utilized at the date this Resolution is passed.

BY ORDER OF THE BOARD	Registered Office
4th Floor, One Cavendish Place,
/s/ Charles Sermon	London, W1G 0QF, United Kingdom
Charles Sermon	Registered in England & Wales
April [•], 2026	No. 09481161

Notes:

The following notes apply to ordinary shareholders. Holders of ADSs should review the information in the section of the letter accompanying this Notice titled “Action to be taken by holders of American Depositary Shares” for voting and other relevant information for the Meeting.

Entitlement to Attend and Vote

1.
To be entitled to attend and vote at the Meeting (and for the purposes of the determination by the Company of the votes that may be cast in accordance with Regulation 41 of the Uncertificated Securities Regulations 2001), only those members registered in the Company’s register of members at 6:00 p.m. (British Summer Time) (1:00 p.m. Eastern Time) on Tuesday, May 12, 2026 (or, if the Meeting is adjourned at 6:00 p.m. (British Summer Time) (1:00 p.m. Eastern Time) on the date which is two business days prior to the adjourned meeting) shall be entitled to attend and vote at the Meeting. Changes to the register of members of the Company after the relevant deadline shall be disregarded in determining the rights of any person to attend and vote at the Meeting.

Appointment of Proxies

2.
If you are a member of the Company at the time set out in note 1 above, you are entitled to appoint a proxy to exercise all or any of your rights to attend, speak and vote at the Meeting. You can appoint a proxy only using the procedures set out in these notes and the notes to the form of proxy for use at the Meeting. In order to be valid, proxy appointment instructions must be received by the Company’s registrar, MUFG Corporate Markets, by no later than 2:00 p.m. (British Summer Time) (9:00 a.m. Eastern Time) on Tuesday, May 12, 2026 or 48 hours before any adjourned meeting.
3.
A proxy does not need to be a member of the Company but must attend the Meeting to represent you. If you wish your proxy to speak on your behalf at the Meeting you will need to appoint your own choice of proxy (not the Chair of the Meeting) and give your instructions directly to them.
4.
You may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different ordinary shares. You may not appoint more than one proxy to exercise rights attached to any one ordinary share. To appoint more than one proxy, please indicate on your proxy submission how many ordinary shares it relates to.
5.
A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the Resolution. If no voting indication is given, your proxy will vote or abstain from voting at their discretion. Your proxy will vote (or abstain from voting) as they think fit in relation to any other matter which is put before the Meeting.

Appointment of Proxy Using Hard Copy Proxy Form

6.
A form of proxy for use at the Meeting has been provided. Instructions for its use are set out in the form. If you require additional forms of proxy or assistance with how to complete, sign and return a form of proxy or assistance in submitting your proxy appointment online, please call MUFG Corporate Markets’ general helpline team on +44 (0) 371 664 0391. Calls are charged at the standard geographic rate and will vary by provider. Calls from outside the U.K. will be charged at the applicable international rate. Lines are open 9:00 a.m. to 5:30 p.m. (British Summer Time), Monday to Friday, excluding public holidays in England and Wales. Alternatively, you can request additional forms of proxy via email at shareholderenquiries@cm.mpms.mufg.com or via postal address to MUFG Corporate Markets, PXS 1, Central Square, 29 Wellington Street, Leeds LS1 4DL, United Kingdom. In the case of a member which is a company, the form of proxy must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company. Any power of attorney or any other authority under which the proxy form is signed (or a duly certified copy of such power or authority) must be included with the form of proxy.

Appointment of a Proxy Online

7.
Shareholders can vote online via the Investor Centre, a free app for smartphone and tablet provided by MUFG Corporate Markets (the Company's registrar). It allows you to securely manage and monitor your shareholdings in real time, take part in online voting, keep your details up to date, access a range of information including payment history and much more. The app is available to download on both the Apple App Store and Google Play, or by scanning the relevant QR code below. Alternatively, you may access the Investor Centre via a web browser at: https://uk.investorcentre.mpms.mufg.com/. Shareholders can use this service to vote or appoint a proxy online. Such instructions must be received by no later than 2:00 p.m. (British Summer Time) (9:00 a.m. Eastern Time) on Tuesday, May 12, 2026 or 48 hours before any adjourned meeting. Shareholders will need to use the unique personal identification Investor Code (“IVC”) printed on your share certificate. If you need help with voting online, please contact MUFG Corporate Markets’ portal team on +44 (0) 371 664 0391 or via email at shareholderenquiries@cm.mpms.mufg.com. Calls are charged at the standard geographic rate and will vary by provider. Calls from outside the U.K. will be charged at the applicable international rate. Lines are open 9:00 a.m. to 5:30 p.m. (British Summer Time), Monday to Friday, excluding public holidays in England and Wales.

Appointment of Proxies Through CREST

8.
CREST members who wish to appoint a proxy or proxies by utilizing the CREST electronic proxy appointment service may do so for the Meeting and any adjournment(s) of it by using the procedures described in the CREST Manual (available from www.euroclear.com). CREST Personal Members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.
9.
In order for a proxy appointment made by means of CREST to be valid, the appropriate CREST message (a CREST Proxy Instruction) must be properly authenticated in accordance with Euroclear UK & International Limited’s (EUI) specifications and must contain the information required for such instructions, as described in the CREST Manual. The message must be transmitted so as to be received by the issuer’s agent (ID: RA10) by no later than 2:00 p.m. (British Summer Time) (9:00 a.m. Eastern Time) on Tuesday, May 12, 2026 or 48 hours before any adjourned meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the time stamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means. CREST members and, where applicable, their CREST sponsors or voting service providers should note that EUI does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that their CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time.

10.
In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

Appointment of Proxies via Proxymity

11.
If you are an institutional investor you may also be able to appoint a proxy electronically via the Proxymity platform, a process which has been agreed by the Company and approved by the registrar. For further information regarding Proxymity, please go to www.proxymity.io. Your proxy must be received by no later than 2:00 p.m. (British Summer Time) (9:00 a.m. Eastern Time) on Tuesday, May 12, 2026 or 48 hours before any adjourned meeting. Before you can appoint a proxy via this process you will need to have agreed to Proxymity’s associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy. An electronic proxy appointment via the Proxymity platform may be revoked completely by sending an authenticated message via the platform instructing the removal of your proxy vote.

Appointment of Proxy by Joint Members

12.
In the case of joint holders, where more than one of the joint holders purports to appoint a proxy, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Company’s register of members in respect of the joint holding, the first-named being the most senior.

Changing Proxy Instructions

13.
To change your proxy instructions simply submit a new proxy appointment using the methods set out above. Note that the cutoff times for receipt of proxy appointments (see above) also apply in relation to amended instructions; any amended proxy appointment received after the relevant cut-off time will be disregarded. Where you have appointed a proxy using a hard-copy form of proxy and would like to change the instructions using another form of proxy, please contact MUFG Corporate Markets as per the communication methods shown in note 6. If you submit more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence.

Termination of Proxy Appointments

14.
In order to revoke a proxy instruction, you will need to inform the Company by sending a signed hard copy notice clearly stating your intention to revoke your proxy appointment to MUFG Corporate Markets, at the address shown in note 6 above. In the case of a member which is a company, the revocation notice must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company. Any power of attorney or any other authority under which the revocation notice is signed, or a duly certified copy of such power or authority, must be included with the revocation notice. The revocation notice must be received by MUFG Corporate Markets no later than 48 hours before the Meeting. If you attempt to revoke your proxy appointment but the revocation is received after the time specified then, subject to the paragraph directly below, your proxy appointment will remain valid. Completion of a proxy will not preclude you from attending the Meeting and voting in person if you so wish.

Corporate Representatives

15.
A corporation which is a member can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a member provided that no more than one corporate representative exercises powers over the same ordinary share.

Issued Shares and Total Voting Rights

16.
As at close of business on the day immediately prior to the date of posting of this Notice, the Company’s issued share capital comprised [•] ordinary shares. Each ordinary share carries the right to one vote at a general meeting of the Company and, therefore, the total number of voting rights in the Company as at close of business on the day immediately prior to the date of posting of this Notice is [•].

Electronic Address

17.
You may not use any electronic address (within the meaning of section 333(4) of the Companies Act 2006 (the “Act”)) provided in this Notice (or in any related documents including any form of proxy) to communicate with the Company for any purposes other than those expressly stated.

Website Publication of Audit Concerns

18.
Under section 527 of the Act, members meeting the threshold requirement set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (a) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the meeting; or (b) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual reports and accounts were laid in accordance with section 437 of the Act. The Company may not require the shareholders requesting any such website publication to pay its expenses in compliance with sections 527 or 528 of the Act. Where the Company is required to place a statement on a website under section 527 of the Act, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required, under section 527 of the Act, to publish on a website.

Page
INFORMATION CONCERNING PROXY SOLICITATION AND VOTING	1
QUESTIONS AND ANSWERS ABOUT VOTING AT THE ANNUAL GENERAL MEETING	1
PROPOSAL 1 — RESOLUTION TO ADOPT THE COMPANY’S U.K. STATUTORY ANNUAL REPORT AND ACCOUNTS	9
PROPOSAL 2 — RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS	10
PROPOSAL 3 — AUTHORIZATION FOR THE AUDIT AND RISK COMMITTEE TO DETERMINE THE AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026	12
PROPOSAL 4 — APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION ON AN ADVISORY (NON-BINDING) BASIS	13
PROPOSAL 5 — APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ REMUNERATION POLICY.	14
PROPOSAL 6 — APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS ON AN ADVISORY (NON-BINDING) BASIS	15
PROPOSAL 7 — RE-ELECTION OF JUSTIN ROBERTS TO THE BOARD OF DIRECTORS	17
PROPOSAL 8 — RE-ELECTION OF DR. DANIEL SHAMES TO THE BOARD OF DIRECTORS	18
PROPOSAL 9 — RE-ELECTION OF MARC YOSKOWITZ TO THE BOARD OF DIRECTORS	19
PROPOSAL 10 — APPROVAL OF GENERAL AUTHORITY TO ALLOT SHARES	22
PROPOSAL 11 — APPROVAL OF AUTHORITY TO DISAPPLY STATUTORY PRE-EMPTION RIGHTS	23
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	24
DIRECTORS' COMPENSATION	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
TRANSACTIONS WITH RELATED PERSONS	37
EXECUTIVE OFFICERS OF THE COMPANY	39
EXECUTIVE COMPENSATION	40
PAY VERSUS PERFORMANCE	46
AUDIT AND RISK COMMITTEE REPORT	49
DELIVERY OF PROXY MATERIALS	51
ADDITIONAL INFORMATION	52
FORM OF PROXY FOR ORDINARY SHAREHOLDERS	A-1

i

Mereo BioPharma Group plc

4th Floor, One Cavendish Place, London, W1G 0QF, United Kingdom Registered Company No. 09481161

PROXY STATEMENT FOR THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 14, 2026

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent you this proxy statement and the enclosed form of proxy because the Board of Directors of Mereo BioPharma Group plc (referred to herein as the “Company”, “Mereo”, “we”, “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (referred to herein as the “Meeting” or the “AGM”) to be held at 2:00 p.m. (British Summer Time) (9:00 a.m. Eastern Time) on Thursday, May 14, 2026, at 5th Floor, One Cavendish Place, London W1G 0QF, United Kingdom.

•
This proxy statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

•
The form of proxy is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, internet and personal solicitation. All costs of solicitation of proxies will be covered by us.

We are mailing the Notice, this proxy statement and the form of proxy to our ordinary shareholders of record as of 6:00 p.m. (British Summer Time) (1:00 p.m. Eastern Time) on Tuesday, April 7, 2026 for the first time on or about Thursday, April 9, 2026. We are also including our annual report on Form 10-K for the year ended December 31, 2025 (the “Annual Report on Form 10-K”). This includes mailing or supplying our proxy materials, including the Notice, this proxy statement and the accompanying form of proxy, and the Annual Report on Form 10-K, to relevant brokers, dealers, bankers and their nominees in their capacity as shareholders of record, so that they can supply these materials to the relevant beneficial owners of ordinary shares.

While this document is being sent or supplied to our ordinary shareholders of record, this document will also be made available to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be Held on Thursday, May 14, 2026

Our Notice, this proxy statement and the accompanying form of proxy and the Annual Report on Form 10-K are available in the Investors section of our website at: http://www.mereobiopharma.com/agm2026.

QUESTIONS AND ANSWERS ABOUT VOTING AT THE ANNUAL GENERAL MEETING Why am I receiving these materials?

We have sent you this proxy statement and the enclosed form of proxy because you are an ordinary shareholder of record and our Board of Directors (the “Board” or “Board of Directors”) is soliciting your vote at the Meeting, including at any adjournments or postponements of the Meeting. You are invited to attend the Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Meeting in person to vote your shares. Instead, please submit your proxy online using the Investor Centre app or at https://uk.investorcentre.mpms.mufg.com/ (see instructions in the explanatory notes to the Notice). Alternatively, you may simply complete, sign and return the enclosed form of proxy in accordance with the instructions printed thereon. CREST members may appoint a proxy by using the CREST electronic proxy appointment service. If you are an institutional investor you may also be able to appoint a proxy electronically via the Proxymity platform. All proxies, however submitted, must be received by our registrar, MUFG Corporate Markets, by no later than 2:00 p.m. (British Summer Time) (9:00 a.m. Eastern Time) on Tuesday, May 12, 2026 or 48 hours before any adjourned meeting.

We intend to mail this proxy statement, the accompanying form of proxy and the Annual Report on Form

10-K on or about Thursday, April 9, 2026 to all ordinary shareholders of record as of 6:00 p.m. (British Summer Time) (1:00 p.m. Eastern Time) on Tuesday, April 7, 2026.

Materials for ADS holders of record, including this proxy statement, the Annual Report on Form 10-K and the ADS proxy card, will be mailed on or about Tuesday, April 14, 2026 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register by 5:00 p.m. Eastern Time (10:00 p.m. British Summer Time) on Thursday, April 9, 2026 (the "ADS Record Date").

Who can vote at the Meeting?

Ordinary shareholders

Only ordinary shareholders of record registered in the register of members at 6:00 p.m. (British Summer Time) (1:00 p.m. Eastern Time) on Tuesday, May 12, 2026 will be entitled to attend and vote in person at the Meeting. As of Tuesday, April 7, 2026 there were 798,078,829 ordinary shares issued and outstanding and entitled to vote.

All proxies must be received by our registrar, MUFG Corporate Markets, by no later than 2:00 p.m. (British Summer Time) (9:00 a.m. Eastern Time) on Tuesday, May 12, 2026 or 48 hours before any adjourned meeting.

If you sell or transfer your ordinary shares in the Company on or prior to Tuesday, May 12, 2026, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact the Company’s registrar, MUFG Corporate Markets, using the details set out in the Notice, to request a new form of proxy for its use.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If, on Tuesday, April 7, 2026, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting by proxy. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.

Holders of American Depositary Shares

You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by

ADSs if you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register as of the ADS Record Date.

If you hold ADSs through a brokerage firm, bank or nominee on the ADS Record Date, the materials for ADS holders, including this proxy statement, the Annual Report on Form 10-K and the ADS proxy card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. by no later than 10:00 a.m. Eastern Time (3:00 p.m. British Summer Time) on Friday, May 8, 2026.

Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

What are the differences between ADS holders and ordinary shareholders?

We are requesting Citibank, N.A., which holds the ordinary shares represented by the ADSs, to seek ADS holders’ instructions for voting at the Meeting. As a result, ADS holders may instruct Citibank, N.A., as Depositary, to vote the ordinary shares represented by their ADSs.

Because we have asked Citibank, N.A. to seek the instructions of ADS holders, Citibank, N.A. will notify ADS holders of the upcoming vote and arrange to deliver the proxy materials to them. Citibank, N.A., as Depositary, then tries, as far as practicable, to vote the ordinary shares as our ADS holders instruct. We cannot guarantee that ADS holders will receive this proxy statement and the other proxy materials from Citibank, N.A. in time to permit them to instruct Citibank, N.A., as Depositary, to vote their shares. In addition, there may be other circumstances in which ADS holders may not be able to exercise voting rights. Furthermore, ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by exchanging their ADSs for ordinary shares. However, even though we are subject to U.S. domestic issuer proxy rules, ADS holders may not receive proxy materials about the AGM early enough to exchange their ADSs for ordinary shares. ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of holders of ordinary shares.

What is the difference between a shareholder of record and a beneficial owner?

These terms describe how your ordinary shares are held. If your ordinary shares are registered directly in your name in our register of members, you are a shareholder of record and the proxy materials are being sent directly, or otherwise being made available, to you. If your ordinary shares are held in the name of a broker, bank, or other nominee, you are a beneficial owner of the shares held by your broker, bank or other nominee and the proxy materials are being made available or forwarded to you by your broker, bank, or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your ordinary shares by following the instructions on the voting instructions provided to you by such broker, bank or other nominee.

Who do I contact regarding my ADS holdings?

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. — ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

What do I do if I have additional questions?

If at any point you require guidance, please contact Charles Sermon, Company Secretary, by email:

legal@mereobiopharma.com, or telephone: +44 (0) 333 023 7300.

What are the requirements to elect the directors and approve each of the proposals?

The proposed resolutions will be subject to vote on a poll. This results in a more accurate reflection of the views of shareholders ensuring that votes by proxy will be fully counted. On a poll, each shareholder has one vote for every share held.

Proposals 1 through 10 will be proposed as ordinary resolutions and Proposal 11 will be proposed as a special resolution. On a poll, assuming that a quorum is present, an ordinary resolution is passed if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote. On a poll, a special resolution is passed if it is approved by holders representing not less than 75% of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote.

What are the voting recommendations of our Board regarding the election of directors and other proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board’s voting recommendations.

Proposal	Description of Proposal	Board’s Recommendation
1	To receive and adopt the U.K. statutory annual report and accounts for the year ended December 31, 2025.	FOR
2

Re-appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s auditors, to hold office until the conclusion of the next annual general meeting of shareholders at which the Company’s annual report and accounts are presented.

FOR
3	Authorization of the Audit and Risk Committee to determine PwC’s remuneration for the fiscal year ending December 31, 2026.	FOR
4

Approval of our U.K. directors’ remuneration report (excluding the directors’ remuneration policy), as set out in the Company’s annual report and accounts for the year ended December 31, 2025, on an advisory (non-binding) basis.

FOR
5	Approval of the directors’ remuneration policy as set out in the Company’s annual report and accounts for the year ended December 31, 2025, which takes effect from the end of the AGM.	FOR
6	Approval of the compensation of the Company’s named executive officers, on an advisory (non-binding) basis.	FOR
7	Re-appointment of Justin Roberts as a director.	FOR
8	Re-appointment of Dr. Daniel Shames as a director.	FOR
9	Re-appointment of Marc Yoskowitz as a director.	FOR
10

That the Directors be generally and unconditionally authorized in accordance with section 551 of the Companies Act 2006 (the “Act”) to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for, or to convert securities into, shares in the Company up to a maximum aggregate nominal amount of £3,591,354.73, such authority to expire on June 30, 2029, save that the Company may, before such expiry, make offers or agreements which would or might require shares to be allotted or rights to subscribe for or to convert any securities into shares to be granted after such expiry and the Directors may allot shares or grant such rights under any such offer or agreement as if the authority conferred by this Resolution had not expired. Such authority shall replace the authority granted pursuant to section 551 of the Act at the annual general meeting of the Company held on May 22, 2023 to the extent not utilized at the date this Resolution is passed.

FOR

11

That, subject to Resolution 10 being passed, the Directors be generally empowered pursuant to section 570 and section 573 of the Act to allot equity securities for cash pursuant to the authority given by Resolution 10 and to sell equity securities held as treasury shares for cash pursuant to section 727 of the Act, in each case as if section 561(1) of the Act did not apply to any such allotment or sale, provided that this power shall be limited to the allotment or sale of equity securities up to an aggregate nominal value of £3,591,354.73, such power to expire on June 30, 2029, save that the Company may, before such expiry, make offers or agreements which would or might require equity securities to be allotted and equity securities held as treasury shares to be sold after such expiry, and the Directors may allot equity securities and sell equity securities held as treasury shares in pursuance of any such offer or agreement as if the power conferred hereby had not expired. Such power shall replace the power granted pursuant to section 570 and section 573 of the Act at the annual general meeting of the Company held on May 22, 2023 to the extent not utilized at the date this Resolution is passed.

FOR

What constitutes a quorum?

For the purposes of the Meeting, the quorum requirement is a minimum of two shareholders entitled to vote at the meeting and present in person or by proxy or, in the case of a shareholder which is a corporation, represented by a duly authorized representative. In addition, in accordance with the applicable Nasdaq rules, under the Articles of Association for a shareholders’ meeting to be quorate at least 33 1/3 per cent. of the Company’s issued and outstanding ordinary shares must be present at such meeting, whether represented in person (including, in the case of a corporate member, by a duly authorized representative) or by a duly appointed proxy.

If you are an ordinary shareholder of record, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the Meeting. A member represented by a proxy at the Meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting, but the member represented by that proxy at the Meeting will be counted towards the quorum requirement.

Where Citibank N.A. submits votes on behalf of any ADS holders, the number of ordinary shares represented by the ADSs held by the relevant ADS holders will count towards the quorum.

How do I vote my shares?

You may vote “for” or “against” or abstain from voting on the applicable resolutions. The procedures for voting are as follows:

Ordinary shareholders

If you are an ordinary shareholder of record, you may appoint a proxy to vote on your behalf:

•
By submitting your proxy online using the Investor Centre app or at https://uk.investorcentre.mpms.mufg.com/ (see instructions in the explanatory notes to the Notice); or

•
By completing and signing the form of proxy and returning it in accordance with the instructions printed thereon;

•
For CREST members, by appointing a proxy by using the CREST electronic proxy appointment service; or

•
If you are an institutional investor you may also be able to appoint a proxy electronically via the Proxymity platform.

All proxies (however submitted) must be received by our registrar (MUFG Corporate Markets) by no later than 2:00 p.m. (British Summer Time) (9:00 a.m. Eastern Time) on Tuesday, May 12, 2026.

If you properly give instructions as to your proxy appointment by executing and returning a form of proxy, or by submitting your proxy online, via CREST or via Proxymity, and your proxy appointment is not subsequently revoked, your shares will be voted by the attendance of your proxy at the Meeting and your proxy voting in accordance with your instructions.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.

Holders of American Depositary Shares

If you are a holder of record of ADSs, you can return your executed ADS proxy card to Citibank, N.A. for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Citibank, N.A. following your instruction. Citibank, N.A. will submit your votes to MUFG Corporate Markets for tabulation.

Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time (3:00 p.m. British Summer Time) on Friday, May 8, 2026.

How will my shares be voted if I do not specify how they should be voted?

If you are an ordinary shareholder and you sign and send your form of proxy but do not indicate how you want your shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain in relation to any business of the Meeting.

If a holder of ADSs does not submit an ADS proxy card to Citibank, N.A. by the deadline specified, the ADS holder shall be deemed to have instructed Citibank, N.A. to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by his or her ADSs (provided that no such discretionary proxy shall be given if we inform Citibank, N.A. that we do not want such proxy to be given, substantial opposition exists or the rights of ADS holders may be adversely affected). If the ADS proxy card is signed but is missing voting instructions with respect to any resolution, then Citibank, N.A. will deem the ADS holder to have instructed it to vote in favor of such unvoted resolution(s).

Can I change my vote or revoke a proxy?

To change your proxy instructions simply submit new proxy instructions using one of the methods set out above prior to the relevant deadline or attend the Meeting and vote in-person.

In order to revoke a proxy instruction, you will need to inform the Company by sending a signed hard copy notice clearly stating your intention to revoke your proxy appointment to MUFG Corporate Markets, at MUFG Corporate Markets, PXS 1, Central Square, 29 Wellington Street, Leeds LS1 4DL, United Kingdom. The revocation notice, together with the accompanying material set out in the notes to the Notice, must be received by MUFG Corporate Markets no later than 48 hours before the meeting.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares.

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Citibank, N.A. or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank, N.A. or the broker, bank or other nominee, as applicable, will be used to instruct Citibank, N.A. how to vote your ADSs.

Who counts the votes?

MUFG Corporate Markets has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you may submit your proxy to MUFG Corporate Markets online, via CREST, via Proxymity, or return the form of proxy to MUFG Corporate Markets prior to the relevant deadline above.

If you hold your ordinary shares through a broker, your broker can directly submit your proxy to MUFG Corporate Markets online, via CREST, via Proxymity, or return the form of proxy to MUFG Corporate Markets prior to the relevant deadline above.

If you are a holder of record of ADSs, you can return your executed ADS proxy card to Citibank, N.A. prior to the relevant deadline above for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Citibank, N.A. prior to such deadline following your instruction. Citibank, N.A. will submit your votes to MUFG Corporate Markets for tabulation.

How are votes counted?

Votes will be counted by MUFG Corporate Markets, who will separately count “for” and “against” votes, and “votes withheld” or abstentions. A “vote withheld” or abstention is not a vote in law and will not be counted in the calculation of the votes “for” and “against” a resolution.

How many votes do I have?

On a poll, each shareholder present in person or by proxy or (being a corporation) by a duly authorized representative has one vote for each share held by the shareholder.

What about joint holders?

In the case of joint holders of record of an ordinary share, the vote of the senior holder who tenders the vote

(whether in person or by proxy) will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the register of members of the company in respect of the joint holding (with the first named being the most senior).

What if I plan to attend the Meeting?

Attendance at the Meeting will be limited to ordinary shareholders of record as of 6:00 p.m. (British Summer Time) (1:00 p.m. Eastern Time) on Tuesday, May 12, 2026. In order to obtain admittance to the Meeting each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Citibank, N.A. for their expenses in sending materials, including ADS proxy cards, to ADS holders of record.

What do I do if I receive more than one Notice or form of proxy?

If you hold your ordinary shares in more than one account, you will receive a form of proxy for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy. Please be sure to vote all of your shares.

If you hold ADSs in your own name registered on the books of Citibank, N.A., as Depositary, you are considered the registered holder of the ADSs and will receive a form of proxy from Citibank, N.A. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive a form of proxy from your broker, bank or other nominee.

Will there be any other business conducted at the Meeting?

No. In accordance with our Articles of Association, other than with respect to procedural matters in relation to the Meeting, no business other than proposals 1 through 11 may be presented at this Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.

What is the role of PwC?

PwC is our auditor for the year ended December 31, 2025 and our Audit and Risk Committee has selected PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further directed that we submit the selection of PwC for approval by our shareholders at the Meeting. Proposal 2 seeks your approval of the re-appointment of PwC to serve as our auditor, to hold office until the conclusion of the next annual general meeting of shareholders at which our annual report and accounts are presented.

PwC is entitled to attend any general meeting of the Company and be heard on any part of the business of the meeting that concerns them as auditors.

What is MUFG Corporate Markets’ role?

MUFG Corporate Markets is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting MUFG Corporate Markets via email shareholderenquiries@cm.mpms.mufg.com or by telephone to the general helpline: +44 (0) 371 664 0391 (if calling from overseas, please ensure the country code is used) or by writing to MUFG Corporate Markets, PXS 1, Central Square, 29 Wellington Street, Leeds LS1 4DL, United Kingdom.

How can I find out the results of the voting at the Meeting?

Voting results will be announced by the filing of a current report on Form 8-K within four business days after the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

Directions to Meeting

Directions to our Meeting, which is to be held at 5th Floor, One Cavendish Place, London W1G 0QF, United Kingdom, are available in the Contact Us section of our website at: https://www.mereobiopharma.com.

PROPOSAL 1 — RESOLUTION TO ADOPT THE COMPANY’S U.K. STATUTORY ANNUAL REPORT AND ACCOUNTS

At the Meeting, our Board of Directors will present our U.K. statutory annual report and accounts for the period January 1, 2025 through December 31, 2025, which includes the directors’ report and independent auditor’s report thereon. We will provide our shareholders with an opportunity to review the U.K. statutory annual report and accounts and to adopt them.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RESOLUTION TO RECEIVE AND ADOPT THE COMPANY’S U.K. STATUTORY ANNUAL REPORT AND ACCOUNTS

PROPOSAL 2 — RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

Proposal 2 seeks your approval of the re-appointment of PricewaterhouseCoopers LLP ("PwC") to serve as our auditors, to hold office until the conclusion of the next annual general meeting of shareholders. In the event this proposal does not receive the affirmative vote of the shareholders by the requisite majority set out above, the Board of Directors may appoint an auditor to fill the vacancy.

Background to Proposal 2

Our Audit and Risk Committee has selected PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further directed that we submit the selection of PwC for approval by our shareholders at the Meeting.

The Audit and Risk Committee approves PwC’s and its affiliates audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit and Risk Committee appoints the independent auditor to perform audit services that we expect to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, our Audit and Risk Committee approves the terms of the engagement letter to be entered into by us with the independent auditor. The Audit and Risk Committee has also delegated to its Chair the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees below a pre-specified threshold, provided that the Chair shall report any decisions to pre-approve such audit-related and non-audit services and fees to our full Audit and Risk Committee at its next regular meeting. Additional information concerning the Audit and Risk Committee and its activities can be found in the following sections of this proxy statement: “Board Committees” and “Audit and Risk Committee Report.”

Fees for Independent Registered Public Accounting Firm — PwC

PwC has served as our independent registered public accountants since September 20, 2023, and was appointed by our Board to act as our independent auditor for the fiscal year ending December 31, 2023. PwC's appointment as our independent auditor for the fiscal year ending December 31, 2025 was approved by shareholders at our 2025 Annual General Meeting. PwC has audited our U.K. statutory annual report and accounts prepared in accordance with UK-adopted International Financial Reporting Standards ("IFRS") for the fiscal year 2025 and has audited our consolidated financial statements prepared in accordance with U.S. GAAP included in our Annual Report on Form 10-K for the years ended December 31, 2025 and 2024.

The table below sets forth a summary of the fees billed to the Company by our auditors for professional services rendered for the fiscal years ended December 31, 2025 and December 31, 2024. All such audit and audit-related services were pre-approved by the Audit and Risk Committee.

	2025	2024
Types of Fees	($'000)	($'000)
Audit fees(1)	703	814
Audit-related fees (1) (2)	347	602
All other fees(2)	2	2
Total Fees	1,052	1,418

(1) Fees paid to the auditors are predominantly denominated in pounds sterling. For the purposes of this table, all 2025 amounts have been converted based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2025 (£1/$1.34586) and all 2024 amounts have been converted based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2024 (£1/$1.2546).

(2) All of these fees were approved by the Audit and Risk Committee pursuant to its pre-approval policies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROPOSAL 3 — AUTHORIZATION FOR THE AUDIT AND RISK COMMITTEE TO DETERMINE THE AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Proposal 3 authorizes the Audit and Risk Committee to determine our auditors’ remuneration for the fiscal year ending December 31, 2026. Fees for PwC, our independent registered public accounting firm and U.K. statutory auditors, in respect of the years ended December 31, 2025 and 2024, are set forth in Proposal 2 above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE AUTHORIZATION OF OUR AUDIT AND RISK COMMITTEE TO DETERMINE OUR AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

PROPOSAL 4 — APPROVAL OF OUR U.K. DIRECTORS’ ANNUAL REPORT ON REMUNERATION ON AN ADVISORY (NON-BINDING) BASIS

Our U.K. directors’ remuneration report is set out in our 2025 U.K. Annual Report. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the Remuneration Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.

At the Meeting, the shareholders will vote on the annual report on remuneration. This vote is advisory and non-binding. Although non-binding, our Board of Directors and Remuneration Committee will review and consider the voting results when making future decisions regarding our director remuneration program.

THE BOARD RECOMMENDS A VOTE, ON AN ADVISORY (NON-BINDING) BASIS,

FOR THE APPROVAL OF OUR U.K. DIRECTORS’ ANNUAL REPORT ON REMUNERATION

PROPOSAL 5 — APPROVAL OF OUR U.K. STATUTORY DIRECTORS’

REMUNERATION POLICY

This proposal is to approve the revised Directors’ Remuneration Policy set out on pages 24 to 34 (inclusive) of the 2025 Annual Report and Accounts (the “Policy”). Following a review of the Directors’ Remuneration Policy approved at the 2023 annual general meeting, this revised Policy is being proposed to reflect developments in the business and market conditions.

The principal objective of the Policy is to promote the engagement and retention of high-caliber directors with the requisite experience and knowledge. The Remuneration Committee has approved the Policy and believes it is effective to achieve its objectives.

If approved, the Policy will take formal effect from the end of the AGM and shall be in place for the next three-year period unless a new policy is presented to shareholders before then.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ REMUNERATION POLICY

PROPOSAL 6 — APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS ON AN ADVISORY (NON-BINDING) BASIS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers in the year ended December 31, 2025, as disclosed in this proxy statement. This advisory vote, commonly known as a “say-on-pay” vote, gives our shareholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to our named executive officers in the year ended December 31, 2025. Although this advisory vote is non-binding, our Board of Directors will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.

We are asking that our shareholders to indicate their support of our executive compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. We encourage shareholders to read the “Executive Compensation” section in this proxy statement, including the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our named executive officers in the year ended December 31, 2025. As further discussed in the “Executive Compensation” section, the compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

In accordance with the preference expressed by our shareholders at our 2025 annual general meeting, our Board of Directors has determined that the Company will hold an advisory vote on the compensation of our named executive officers on an annual basis. Consistent with this determination, we are providing our shareholders with the opportunity to cast an advisory say-on-pay vote at this AGM, and we expect to provide our shareholders with this opportunity each year until the next required advisory vote on the frequency of say-on-pay votes, which we expect to hold no later than at our 2031 annual general meeting.

THE BOARD RECOMMENDS A VOTE, ON AN ADVISORY (NON-BINDING) BASIS, FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS SET FORTH IN THIS PROXY STATEMENT

ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten directors. On March 26, 2026, Dr. Annalisa Jenkins notified the Board of her decision not to stand for re-election at the AGM. Dr. Annalisa Jenkins will serve out the remainder of her term, which will expire immediately prior to the AGM. Effective as of the AGM, the size of our Board will be reduced to nine directors.

Our Articles of Association require any director (i) in office who has been appointed by the Board since the previous general meeting, or (ii) for whom it is the third annual general meeting following the annual general meeting at which they were elected or last re-elected, to retire from office and (if they wish to continue to serve on the Board) stand for re-election by our shareholders. This is a constitutional arrangement that is routinely adopted by public limited companies incorporated in the United Kingdom. These provisions apply equally to all directors and ensure that each director is required to stand for re-election by our shareholders at regular intervals. For the avoidance of doubt, this arrangement does not amount to a “classified board” or “staggered board” structure of the sort adopted by some U.S. public companies, which typically have the intention of entrenching the positions of certain directors on a board.

Having carried out an evaluation of the individual performance of each of Justin Roberts, Dr. Daniel Shames and Marc Yoskowitz with the support of the Nomination and Corporate Governance Committee, the Board is satisfied that their performance continues to be effective and that they continue to demonstrate commitment to their roles. The Board considers that it is entirely appropriate for each of Justin Roberts, Dr. Daniel Shames and Marc Yoskowitz to seek re-election at the Meeting.

Each of the above directors has been nominated for re-election and no other nominees for directors have been presented. Therefore, it is anticipated that following the Meeting, if all of the above directors are re-elected, the Board of Directors will be comprised of nine members.

In connection with Proposals 7 through 9, we set forth the biographical information for the nominees to our Board of Directors. For biographical information for the other directors see the section titled “Board of Directors and Corporate Governance.”

PROPOSAL 7 — RE-ELECTION OF JUSTIN ROBERTS TO THE BOARD OF DIRECTORS

Justin Roberts is currently a member of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the third annual general meeting following this annual general meeting of shareholders upon which he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Roberts has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Mr. Roberts has served on our Board of Directors since November 2022. Mr. Roberts is a Partner at Rubric Capital Management LP, a role he has held since the formation of the company in 2016. Before Rubric he spent seven years at Point72 Asset Management. Mr. Roberts currently serves on the board of directors of TherapeuticsMD, Inc. and has also held roles at ZS Associates, Moore Capital Management, and began his career at Lehman Brothers as an investment banker in their M&A practice. Mr. Roberts graduated with honors from Johns Hopkins University.

Based on his extensive experience as a senior executive and board member in the investment management and pharmaceutical sectors, the Nomination and Corporate Governance Committee concluded that Mr. Roberts is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RE-ELECTION OF JUSTIN ROBERTS TO THE BOARD OF DIRECTORS

PROPOSAL 8 — RE-ELECTION OF DR. DANIEL SHAMES TO THE BOARD OF DIRECTORS

Dr. Daniel Shames is currently a member of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the third annual general meeting following this annual general meeting of shareholders upon which he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Dr. Shames has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Dr. Shames has served on our Board of Directors since November 2022. Dr. Shames has served as President of Daniel A. Shames Consulting, providing regulatory services to over 100 biotechnology and pharmaceutical clients. Prior to starting his consultancy, Dr. Shames spent 12 years at the FDA during which time he was involved in the safety and efficacy review of hundreds of drugs. Most recently Dr. Shames served as Deputy Director, Office of Drug Evaluation III from 2006 to 2008, while also serving as Director of the Division of Gastroenterology and Inborn Error Products. Prior to that he was Director of Reproductive and Urologic Drugs from 2001 to 2006. Before joining the FDA, Dr. Shames founded Carolina Urocorp, operated a private medical practice, and was as Major in the U.S. Army Medical Corps. Dr. Shames received his undergraduate degree from Brandeis University, his M.D. from Georgetown University School of Medicine, and did his urology residency at the University of Pennsylvania.

Based on his extensive experience as a senior executive and board member in the pharmaceutical and healthcare sectors, the Nomination and Corporate Governance Committee concluded that Dr. Shames is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RE-ELECTION OF DR. DANIEL SHAMES TO THE BOARD OF DIRECTORS

PROPOSAL 9 — RE-ELECTION OF MARC YOSKOWITZ TO THE BOARD OF DIRECTORS

Marc Yoskowitz is currently a member of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the third annual general meeting following this annual general meeting of shareholders upon which he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Yoskowitz has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Mr. Yoskowitz has served on our Board of Directors since November 2022. Mr. Yoskowitz is Chief Executive Officer of Evozyne, Inc. and Chair of Keenova Therapeutics plc. Previously, he served as EVP and Chief Strategy Officer, Life Sciences at Tempus, Inc. Mr. Yoskowitz has also served as Chief Business Officer, Pfizer Essential Health, leading a range of corporate initiatives within the Pfizer portfolio, as SVP, Strategy and Corporate Development at Hospira, and was a member of the Executive Committee. Earlier in his career, Mr. Yoskowitz led business development at a specialty pharmaceutical company, spent eight years at McKinsey & Company where he was an Associate Principal, and began his career as an M&A lawyer at Davis, Polk & Wardwell in New York. Mr. Yoskowitz received a bachelor’s degree magna cum laude from Washington University in St. Louis and holds a J.D. from Columbia University School of Law.

Based on his extensive experience as a senior executive and board member in the pharmaceutical and healthcare sectors, the Nomination and Corporate Governance Committee concluded that Mr. Yoskowitz is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RE-ELECTION OF MARC YOSKOWITZ TO THE BOARD OF DIRECTORS

AUTHORITY TO ALLOT SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS

Background

The Company is incorporated in the United Kingdom and under the Act the Directors require authority to be granted by shareholders to allot shares, and to disapply pre-emption rights in respect of any such allotment, in connection with any offering of ADSs or otherwise. Therefore, Proposals 10 and 11 are intended to provide the authorities required under the Act to allow the Directors to allot shares on a non-pre-emptive basis up to a maximum nominal amount of £3,591,354.73. These authorities replace the existing authorities granted by shareholders at the Company’s annual general meeting held on May 22, 2023 and which are due to expire on June 30, 2026. These authorities allow the Company to take advantage of fundraising opportunities in a timely and effective manner, without the delay and expense of convening a further general meeting or undertaking a pre-emptive offering.

Under U.S. Securities laws, the Company cannot offer or sell securities in the United States for the purposes of accessing capital except under an effective registration statement or under a limited number of exemptions. The Company has in place a shelf registration statement on Form S-3 relating to the offering of ADSs, each ADS representing five ordinary shares in the capital of the Company, which was declared effective by the SEC on May 22, 2024. Under this shelf registration statement, the Company may offer and sell, from time to time, ADSs for an aggregate offering price of up to $175 million in one or more offerings. The purpose of filing such a shelf registration statement is to allow a company to take advantage of fundraising opportunities by having an effective registration statement in place as and when those opportunities arise.

The benefit to the Company and its shareholders of Proposals 10 and 11

Proposals 10 and 11 are intended to ensure that the Directors continue to have in place the necessary authorities under the Act to utilize the shelf registration statement to take advantage of fundraising opportunities as and when such opportunities arise, without the delay and expense of convening a further general meeting or undertaking a pre-emptive offering.

The Directors believe that, at this stage of the Company’s development, maintaining such flexibility to efficiently access additional capital by way of an offering of ADSs pursuant to the existing shelf registration statement or otherwise is important to allow the Company to finance business and growth opportunities and ensure the continued financial health of the Company. Such flexibility is especially important given that the Company is yet to generate revenue from the sale of products that could otherwise be used for these purposes.

The Directors also believe that maintaining such flexibility allows the Company to better compete against other publicly listed companies. With the Company solely listed on Nasdaq, and the Company’s peers and key shareholders being in the United States, the Directors are mindful of the fact that peer companies incorporated in the United States are not required to offer shares to existing shareholders on a pre-emptive basis if they pursue an equity fundraising. Such a pre-emptive offering would considerably reduce the speed at which the Company could complete capital-raising activities and increase the cost to the Company of such activities, making it more difficult for the Company to raise additional capital. Many of the Company’s strategic competitors are companies incorporated in the United States that are not subject to such restrictions on their ability to issue raise additional capital.

Unless Proposals 10 and 11 are both approved at the AGM, following the expiry of the existing authorities on June 30, 2026, the Company would need to convene a further general meeting of the Company prior to issuing shares in connection with any offering of ADSs to raise additional capital and/or structure such capital raise as a pre-emptive offering, considerably increasing the time and cost of raising such capital. This would undermine the benefit of the existing shelf registration statement and compromise the flexibility to efficiently access additional capital that such registration is intended to provide. The Board considers that this would place the Company at a significant disadvantage relative to many of its peers.

No current intention of raising additional capital

The Directors have no current intention of exercising the authorities set out in Proposal 10 and 11 to raise additional capital. However, for the reasons set out above, the Directors believe it is in the best interests of the Company and its shareholders as a whole to maintain the flexibility to allot shares on a non-pre-emptive basis and efficiently access additional capital should circumstances and their intentions change.

PROPOSAL 10 —APPROVAL OF GENERAL AUTHORITY TO ALLOT SHARES

Pursuant to the Act, which is applicable to companies incorporated in the United Kingdom, the Directors may only allot and issue shares or grant rights over shares if authorized to do so by our shareholders. As is common for a public company incorporated in the United Kingdom, the Company has a practice of obtaining a general authority from shareholders on a regular basis to allot and issue shares on a non-pre-emptive basis to provide the flexibility to efficiently raise additional capital within the scope of such authority as and when opportunities arise.

At a general meeting of the Company held on February 1, 2021, shareholders authorized the Directors to allot shares in the Company and to grant rights to subscribe for or convert securities into shares in the Company on a non-pre-emptive basis in respect of a maximum aggregate nominal amount of £1,540,760.28, which represented approximately 150 per cent. of the then issued ordinary share capital of the Company. This authority was replaced at the Company’s 2023 annual general meeting, at which point it remained unexercised in respect of approximately 76 per cent. of the Company’s issued ordinary share capital.

At the Company’s annual general meeting held on May 22, 2023, shareholders authorized the Directors to allot shares in the Company and to grant rights to subscribe for or convert securities into shares in the Company on a non-pre-emptive basis in respect of a maximum aggregate nominal amount of £2,494,456.76, which represented approximately 133 per cent. of the then issued ordinary share capital of the Company. As of March 26, 2026, the authority remains unexercised in respect of approximately 84 per cent. of the Company’s issued ordinary share capital. This existing authority expires on June 30, 2026.

Therefore, Proposal 10 is to authorize the Directors in accordance with section 551 of the Act to allot shares in the Company and to grant rights to subscribe for or convert any security into shares in the Company up to a maximum nominal amount of £3,591,354.73, representing 150 per cent. of the aggregate nominal amount of Company’s issued share capital as of March 26, 2026. The authority set out in Proposal 10 will expire on June 30, 2029. This Proposal is proposed as an ordinary resolution and would replace the existing authority granted at the annual general meeting of the Company held on May 22, 2023 to the extent not utilized at the time of the approval of this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE APPROVAL OF GENERAL AUTHORITY TO ALLOT SHARES

PROPOSAL 11 —APPROVAL OF AUTHORITY TO DISAPPLY

STATUTORY PRE-EMPTION RIGHTS

As a company incorporated in the United Kingdom, the Company’s ordinary shareholders are entitled under the Act to pre-emption rights whereby, in the event that the Company wishes to allot new equity securities for cash, those securities must first be offered to existing shareholders in proportion to the number of equity securities they each hold before they can be offered to new shareholders.

In practice, the operation of such pre-emption rights is onerous and can result in significant delay to, and additional expense being incurred by in connection with a potential future fundraising. It is therefore customary for the directors of companies incorporated in the United Kingdom to seek authority from shareholders to disapply statutory pre-emption rights for cash issues of up to a limit approved by the Company’s shareholders.

Subject to the passing of Proposal 10, Proposal 11 is to authorize the Directors to allot shares for cash on a non-pre-emptive basis up to a maximum nominal amount of £3,591,354.73, representing 150 per cent. of the aggregate nominal amount of Company’s issued share capital as of March 26, 2026. The authority set out in Proposal 11 will expire on June 30, 2029. This Resolution is proposed as a special resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE APPROVAL OF AUTHORITY TO DISAPPLY STATUTORY PRE-EMPTION RIGHTS

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Below is a list of our directors and their positions and ages as of the date of this proxy statement.

Name	Age	Position
Dr. Denise Scots-Knight	66	Chief Executive Officer and Director
Michael S. Wyzga	71	Chairman of the Board and Director
Dr. Jeremy Bender	54	Director
Dr. Anders Ekblom	71	Director
Dr. Pierre Jacquet	59	Director
Dr. Annalisa Jenkins(1)	60	Director
Dr. Deepika R. Pakianathan	61	Director
Justin Roberts	43	Director
Dr. Daniel Shames	80	Director
Marc Yoskowitz	51	Director

(1) Dr. Annalisa Jenkins will be stepping down immediately prior to the AGM as a member of the Board and as a member of the Audit and Risk Committee.

During the year ended December 31, 2025, there were seven meetings of our Board, four meetings of our Audit and Risk Committee, seven meetings of our Remuneration Committee and one meeting of each our Nomination and Corporate Governance Committee and our Research and Development Committee. All of our then Directors attended a minimum of 75% of the aggregate of the meetings of the Board and meetings of the committees of which he or she was a member during 2025.

Director Nominees

The biographical information for Justin Roberts, Dr. Daniel Shames and Marc Yoskowitz, the nominees to our Board, is provided in “Proposal 7 — Re-election of Justin Roberts to the Board of Directors,” “Proposal 8 — Re-election of Dr. Daniel Shames to the Board of Directors,” and “Proposal 9 — Re-election of Marc Yoskowitz to the Board of Directors”

Continuing Directors

Biographical information for those directors who are not standing for re-election at this Meeting and who will remain seated following the Meeting follows below.

Dr. Denise Scots-Knight. Dr. Scots-Knight is a co-founder of Mereo and has served as our Chief Executive Officer since July 2015 and as a member of our Board of Directors since our formation. Prior to co-founding Mereo, she served as Managing Partner at Phase4 Partners Ltd. (“Phase4”), a venture capital firm investing globally in biotechnology companies which was an MBO from Nomura, where Dr Scots-Knight previously worked. Dr. Scots-Knight is currently a board member of Elanco Animal Health Incorporated and previously served as a member of the board of directors of Idenix Pharmaceuticals (acquired by Merck) and Albireo Pharma (acquired by Ipsen), and also previously served as a Trustee at the British Heart Foundation for nine years. Dr. Scots-Knight holds a Ph.D. in biochemistry from the University of Birmingham and was a Fulbright Scholar at the University of Berkeley, California.

Mr. Michael Wyzga. Mr. Michael Wyzga has served on our Board since April 2019 following the closing of the merger between the Company and OncoMed Pharmaceuticals, Inc. (the “Merger”), and served as a director of OncoMed from October 2013 until the closing of the Merger. Mr. Wyzga is currently the President of MSW Consulting Inc., a strategic consulting group focused in the life sciences area. From December 2011 until November 2013, Mr. Wyzga served as President and Chief Executive Officer and a member of the board of directors of Radius Health, Inc. Prior to that, Mr. Wyzga served in various senior management positions at

Genzyme Corporation, including as Chief Financial Officer from July 1999 until November 2011. Mr. Wyzga is currently Chairman of the board of directors of GenSight Biologics S.A. and Lead Independent Director of X4 Pharmaceuticals, Inc. Mr. Wyzga previously served as a member of the boards of directors of Adagio Therapeutics, LogicBio, Exact Sciences Corporation, Idenix Pharmaceuticals, Inc. and Altus Pharmaceuticals, Inc., and as a member of the supervisory board of Prosensa Holding B.V. He received an M.B.A. from Providence College and a B.S. from Suffolk University.

Dr. Jeremy Bender. Dr. Jeremy Bender is currently the Chief Executive Officer and President of DayOne Biopharmaceuticals. Prior to joining DayOne, Dr. Bender was Vice President of Corporate Development at Gilead Sciences, a pharmaceutical company, from March 2018 to September 2020. Prior to that, he was Chief Operating Officer of Tizona Therapeutics from July 2015 to March 2018 and Chief Business Officer of Sutro Biopharma, a biotechnology company specializing in cancer and autoimmune therapeutics, from October 2012 to July 2015. Prior to joining Sutro Biopharma, he was Vice President of Corporate Development at Allos Therapeutics, a biotechnology company focused on cancer treatments, from January 2006 to September 2012. Dr. Bender began his career in the life sciences practice at Boston Consulting Group, a management consulting company. Dr. Bender holds a B.S. in Biological Sciences from Stanford University, a Ph.D. in Microbiology and Immunology from the University of Colorado, and an M.B.A. from the MIT Sloan School of Management.

Dr. Anders Ekblom. Dr. Anders Ekblom has extensive experience as an executive and leader with broad business knowledge from senior roles in the biopharmaceutical industry, with global experience delivering products, projects, productivity and change management. He is currently Chairman of Xspray Pharma AB and Chairman/Non-Executive Board member of several other biotech companies,. During two decades at AstraZeneca, he was a member of global executive teams including Executive VP Global Medicines Development, Global Head Clinical Development, Global Therapy Area Head, Global Head Science and Technology Integration, and CEO AstraZeneca AB Sweden. Dr. Ekblom is also a board-certified MD (Anaesthesiology and Intensive Care), PhD, DDS, an Associate Professor at Karolinska Institute, Stockholm, Sweden, and a fellow of the Royal Swedish Academy of Engineering Sciences.

Dr. Pierre Jacquet. Dr. Pierre Jacquet is currently Managing Director and Vice Chairman of L.E.K. Consulting’s Global Healthcare practice. He has served in a variety of leadership roles over 20 years at L.E.K., including Global Head, Healthcare Practice, Global Leadership Team, the Americas management committee, and various partner operating committees. Prior to joining L.E.K. in 2001, Dr. Jacquet was trained as a surgical resident at University of Liège, Belgium and served as a Fellow at the Washington Cancer Institute, where he authored over 40 publications and presentations. In addition to serving on Mereo’s Board of Directors, Dr. Jacquet is a Director of Neurvati, on the Advisory Board of Life Science Cares, and previously served as a Director of Osprey Pharmaceuticals. He earned a M.B.A from the Darden Graduate School at the University of Virginia, graduated Magna Cum Laude in Medicine from the University of Liège in Belgium and was awarded a Summa Cum Laude Doctor of Philosophy in biomedical sciences from the University of Liège in Belgium.

Dr Deepika Pakianathan. Dr. Deepika Pakianathan is a Managing Member at Delphi Ventures and leads all of the firm’s biotechnology investment activities. She joined the Mereo Board subsequent to the merger with OncoMed Pharmaceuticals. She currently serves on the boards of Theravance Biopharma, Inc. and Karyopharm Therapeutics, Inc. and previously served on a number of boards, including Calithera Biosciences. Dr. Pakianathan joined Delphi in 2001 to build and lead the firm’s biotechnology investment practice. Prior to joining Delphi, Deepa was a Vice President in the healthcare group at J.P. Morgan. Prior to that, she was a biotechnology research analyst at Genesis Merchant Group. She worked as a postdoctoral scientist in the Immunology Department at Genentech Corporation from 1993 to 1997. Deepa received her Ph.D. and MS from Wake Forest University and her MSc and BSc from the University of Bombay.

Director Retiring and Not Standing for Election

Dr. Annalisa Jenkins. Dr. Annalisa Jenkins served as president and CEO of Dimension Therapeutics, a leading Nasdaq listed gene therapy company that was acquired by Ultragenyx in November 2017. Prior leadership roles have included the head of global research and development at Merck Serono and SVP, Global Development at Bristol Myers-Squibb. Dr. Jenkins is a board member of Compass Pathways plc and Skye Bioscience, Inc., as well serving on the board, as a trustee or advisor to a number of public and private health and life science companies globally. Dr. Jenkins graduated with a degree in medicine from St. Bartholomew’s Hospital in the University of London and served as a Surgeon Lieutenant Commander in the British Royal Navy.

CORPORATE GOVERNANCE

Structure of the Mereo Board

The leadership structure of our Board of Directors separates the positions of Chief Executive Officer and Chairman of the Board in order to ensure independent leadership of the Board. Our Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities, with our CEO focused on leading the Company while the Chairman can focus on leading the Board in its fundamental role of providing advice to and independent oversight of management. Specifically, the Chairman presides over meetings of the Board, facilitates communications between management and the Board and assists with other corporate governance matters. We believe that having a non-executive Chairman can enhance the effectiveness of the Board as a whole.

Composition of the Mereo Board

Our Board currently consists of ten members. As discussed in more detail above, the Board will be reduced to nine members immediately prior to the AGM. We are required to have a board that is composed of a majority of independent directors, as defined under the Nasdaq Stock Market rules. In making the determination of whether a member of the board is independent, our Board considers, among other things, the information provided by the directors with regards to each director’s business and personal activities and any relationships they have with the Company or management, including with respect to their ownership of the Company’s ordinary shares. On the basis of such review and its understanding of such relationships and transactions, our Board affirmatively determined that Michael Wyzga, Jeremy Bender, Anders Ekblom, Pierre Jacquet, Annalisa Jenkins, Deepika Pakianathan, Justin Roberts, Daniel Shames and Marc Yoskowitz are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market, representing nine of our ten directors. As discussed in more detail above, Dr. Annalisa Jenkins announced her intention not to stand for re-election at the AGM. The Board will consist of eight independent directors immediately prior to the AGM. Dr. Denise Scots-Knight is not an independent director due to her employment as Chief Executive Officer of the Company.

Board Oversight of Risk Management

Our management is primarily responsible for assessing and managing risk, while our Board of Directors is responsible for overseeing management’s execution of its responsibilities. Our Board of Directors is supported by its committees in fulfillment of this responsibility.

Board Committees

The Mereo Board has four standing committees: the Audit and Risk Committee, the Remuneration Committee, the Nomination and Corporate Governance Committee, and the Research and Development Committee.

Audit and Risk Committee

After the AGM, the Audit and Risk Committee will consist of Deepika Pakianathan, Michael Wyzga and Jeremy Bender, who assist the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Dr. Pakianathan serves as Chair of the committee. The Audit and Risk Committee consists exclusively of members of our Board who are financially literate, and Dr. Pakianathan is considered an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our Board has determined that all of the members of the Audit and Risk Committee satisfy the “independence” requirements set forth in Rule 10A-3 under the Exchange Act. The Audit and Risk Committee is governed by a charter that complies with Nasdaq rules, which is available on our website, at: https://www.mereobiopharma.com/investors/corporate-governance/.

The Audit and Risk Committee’s responsibilities include:

•
recommending the appointment of the independent auditor to the general meeting of shareholders;

•
the appointment, compensation, retention and oversight of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit services;

•
pre-approving the audit services and non-audit services to be provided by our independent auditor before the auditor is engaged to render such services;

•
evaluating the independent auditor’s qualifications, performance and independence, and presenting its conclusions to the full board on at least an annual basis;

•
reviewing and discussing with the executive officers, the board, and the independent auditor our financial statements and our financial reporting process;

•
approving or ratifying any related person transaction (as defined in our related person transaction policy) in accordance with our related person transaction policy;

•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and

•
reviewing and monitoring the Company’s key risks, including financial and cybersecurity risks.

The Audit and Risk Committee will meet as often as one or more members of the Audit and Risk Committee deem necessary, but in any event will meet at least four times per year. The Audit and Risk Committee will meet at least once per year with our independent accountant, without our senior management being present.

Remuneration Committee

The Remuneration Committee which consists of Deepika Pakianathan, Justin Roberts and Anders Ekblom, assists the board in determining senior management compensation. Dr. Ekblom serves as Chairman of the committee. Under Nasdaq rules, there are heightened independence standards for members of the Remuneration Committee, including a prohibition against the receipt of any compensation from us other than standard board member fees. Our Board has determined that Dr. Pakianathan, Mr. Roberts and Dr. Ekblom meet this heightened standard. The Remuneration Committee is governed by a charter that complies with Nasdaq rules, which is available on our website, at: https://www.mereobiopharma.com/investors/corporate-governance.

The Remuneration Committee’s responsibilities include:

•
determining and agreeing with the Mereo Board the framework or broad policy for the remuneration of the company’s chair, non-executive directors, CEO, any other executive directors, the company secretary and other members of senior management;
•
reviewing the ongoing appropriateness and relevance of the remuneration policy;
•
approving the design of, and determining the performance measures and targets for the company, and evaluating achievements against those targets any performance related pay schemes operated by the company and approving the total annual payments made under such schemes;
•
reviewing the design of all share incentive plans for approval by the Mereo Board and shareholders;

•
ensuring that contractual terms on termination of employment of any member of senior management, and any payments made, are fair to the individual, and the company, that failure is not rewarded and that the duty to mitigate loss is fully recognized;
•
at least annually, reviewing all incentive compensation arrangements to ensure that the design or implementation of those arrangements does not encourage unnecessary risk-taking;
•
overseeing any major changes in employee benefits structures throughout the company;
•
establishing the selection criteria, selecting, appointing and setting the terms of reference for any compensation consultants who advise the committee after taking into consideration the factors relevant to advisor independence set forth in Nasdaq Listing Rule 5605(d)(3); and
•
administering and overseeing the company’s compliance with the compensation recovery policy required by applicable SEC and Nasdaq rules.

Remuneration Committee Processes and Procedures

The Remuneration Committee is required to meet at least twice per year, with additional meetings convened as necessary by the Committee Chair. In 2025, the Remuneration Committee met seven times. The agenda for each meeting is agreed with the Chair of the Remuneration Committee, in consultation with the appropriate members of the management team, with input from the compensation consultants or other external advisors, and other members of the Committee. The Remuneration Committee meets regularly in executive sessions, and only Remuneration Committee members have the right to attend these meetings. However, other individuals, such as the CEO, other executives, and external advisors, may be invited to attend when appropriate and necessary. The CEO is excluded from participating in deliberations or voting on their own compensation, though they may be invited to attend meetings where other executive compensation matters are discussed.

The Remuneration Committee is authorized to delegate authority to one or more subcommittees as deemed appropriate. The Committee also has the authority to retain or obtain the advice of compensation consultants, legal counsel, or other external advisors, including the selection, retention, and approval of fees and other retention terms at the Company's expense. When retaining such advisors, the Remuneration Committee considers factors affecting their independence, in line with the applicable Nasdaq rules. While the Committee must consider these factors, it is free to select or receive advice from a consultant that may not be independent. The Committee is directly responsible for overseeing the work of any consultants or advisors it engages.

Nomination and Corporate Governance Committee

The Nomination and Corporate Governance Committee which consists of Michael Wyzga, Jeremy Bender, Pierre Jacquet, and Justin Roberts, assists our Board in identifying individuals qualified to become members of our Board and senior management consistent with criteria established by our Board and in developing our corporate governance principles. Mr. Wyzga serves as Chair of the Nomination and Corporate Governance Committee. The Nomination and Corporate Governance Committee is governed by a charter that complies with Nasdaq rules, which is available on our website, at: https://www.mereobiopharma.com/investors/corporate-governance/.

The Nomination and Corporate Governance Committee’s responsibilities include:

•
drawing up selection criteria and appointment procedures for board members;
•
reviewing and evaluating the size and composition of our Board and making a proposal for a composition profile of the board at least annually;
•
evaluating the performance of Board committees and recommending changes to the composition of those committees as necessary;

•
recommending nominees for election to our Board and its corresponding committees;
•
assessing the functioning of individual members of the board and senior management and reporting the results of such assessment to the board; and
•
developing and recommending to the Board rules governing the board, reviewing and reassessing the adequacy of such rules governing the board, and recommending any proposed changes to the board.

Research and Development Committee

The Research and Development Committee, which consists of Pierre Jacquet, Daniel Shames, Marc Yoskowitz and Anders Ekblom, assists our senior management with oversight and guidance related to strategic research and development matters and provides guidance and makes recommendations to our Board regarding strategic research and development matters. Dr. Ekblom serves as Chair of the Research and Development Committee.

The Research and Development Committee’s responsibilities include oversight of:

•
our strategic development plans for product candidates, taking into account any regulatory feedback; and
•
the acquisition of new product candidates.

In addition, the Research and Development Committee is tasked with keeping informed of strategic issues (regulatory, competitive landscape and commercial) affecting our development programs and potential product acquisitions.

Code of Business Conduct and Ethics

The Company currently maintains a Code of Business Conduct and Ethics which applies to all directors, officers, and employees. A copy of our Code of Business Conduct and Ethics can be found on our website at www.mereobiopharma.com in the “Investors” section under “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendments to, or waivers from, a provision of our Code of Business Conduct and Ethics, as well as Nasdaq’s requirement to disclose waivers with respect to directors and executive officers, by posting such information on our website at the address and location specified above.

Delinquent Section 16(a) Reports

During the year ended December 31, 2025, based solely on a review of the reports furnished to the Company, or written representations by persons subject to Section 16(a), the Company believes that all executive officers and directors complied with Section 16(a) filing requirements applicable to us.

Policy Prohibiting Hedging and Pledging

Pursuant to our Insider Trading Policy, our officers, directors, and employees are prohibited from engaging in speculative trading, including hedging transactions or short sale transactions with respect to Company securities.

Clawback Policy

The Company has adopted a compensation recovery policy as required by Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding listing standards of the Nasdaq Stock Exchange. This policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, employees, agents, consultants and other covered persons that we believe is reasonably designed to promote compliance with insider trading laws, rules, regulations, and applicable listing standards.

Director Nomination Process

The Nomination and Corporate Governance Committee of the Board of Directors reviews possible candidates for the Board and recommends the nominees for Directors to the Board for approval. The criteria that the Nomination and Corporate Governance Committee and the Board of Directors look for in determining candidates for election to the Board, include, among others:

•
the highest personal and professional ethics, integrity and values;
•
commitment to representing the long-term interests of the Company’s shareholders;
•
independence under the standards promulgated by The Nasdaq Stock Market; and
•
ability to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties on our behalf, including attending all Board of Directors and applicable committee meetings.

It is the Nomination and Corporate Governance Committee’s policy that the composition of the Board of Directors reflect a range of talents, ages, skills, character, diversity and expertise, particularly in the areas of biotechnology and related industries, research and development and commercial leadership, accounting and finance, management, domestic and international capital markets, leadership and corporate governance sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. The independent directors of our Board of Directors believe that the current members of the Board of Directors reflect an appropriate diversity of gender, age, race, geographical background and experience. Currently, 30% of our Board of Directors self-identified as female, 50% as male and 20% did not disclose. Furthermore, 10% of our Board of Directors self-identified as Asian, 70% as White and 20% did not disclose.

Shareholder Recommendations and Nominees

Our Nomination and Corporate Governance Committee considers both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association, Nomination and Corporate Governance Committee charter and applicable laws, including the rules and regulations of the SEC. Shareholder recommendations for director candidates must include the nominee’s name and address of record, a representation that the shareholder is a holder of the Company’s securities, as well as the nominee’s detailed biographical data and qualifications for board membership, information regarding any arrangements or understandings between the shareholder and the recommended candidate, the consent of the proposed nominee to be named in the proxy statement and serve as a director if elected and any other information regarding the nominee that is required to be included in a proxy statement.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nomination and Corporate Governance Committee. Shareholders who desire to nominate persons directly for election to the Board at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information — Shareholder Proposals for 2027 Annual General Meeting”. Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, in which case any director so appointed will serve until the next annual general meeting of shareholders when such director will offer himself/herself for re-election, or by persons elected by an ordinary resolution of the shareholders of the Company.

You may write to the Nomination and Corporate Governance Committee at:

c/o Charles Sermon

Company Secretary

Mereo BioPharma Group plc

4th Floor, One Cavendish Place, London, W1G 0QF

United Kingdom

Shareholder Communication with the Board of Directors

It is the policy of our Board of Directors to allow shareholders to communicate with its members. Communications may be addressed to the entire board or to any individual director. All such communications will initially be received and processed by our Company Secretary. Spam, junk mail, advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board. Shareholders can contact members of the Board by writing to our Company Secretary at the Company’s registered office address.

DIRECTORS' COMPENSATION

The following table presents the total compensation for each person who served as a non-executive member of our Board of Directors and received compensation for such service during the fiscal year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or awards to, or pay any other compensation to any of the members of our Board of Directors in 2025. We reimburse members of our Board of Directors for reasonable travel expenses. Dr. Scots-Knight, our Chief Executive Officer, did not receive any compensation for her service as a member of our Board of Directors in 2025. Dr. Scots-Knight’s compensation for service as a named executive officer (“NEO”) for fiscal years 2025 and 2024 is presented in “Executive Compensation—2025 Summary Compensation Table.”

	Fees Earned or Paid in Cash	Share Awards (1)	Option Awards (1)	Total
Name	($)	($)	($)	($)
Dr. Jeremy Bender	—	52,987	137,815	190,802
Dr. Anders Ekblom	—	60,211	137,815	198,026
Dr. Pierre Jacquet	—	48,168	137,815	185,983
Dr. Annalisa Jenkins(2)	—	48,168	137,815	185,983
Dr. Deepika R. Pakianathan	65,986	—	137,815	203,801
Justin Roberts(3)	—	—	—	—
Dr. Daniel Shames	—	43,352	137,815	181,167
Marc Yoskowitz	—	43,352	137,815	181,167
Michael S. Wyzga	—	96,339	137,815	234,154

(1) Amounts reflect the grant date fair value of awards granted in 2025 in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see note 15 to our consolidated financial statements for the year ended December 31, 2025. These amounts do not correspond to the actual value that may be recognized by the non-executive directors upon vesting of applicable awards.

(2) Dr. Annalisa Jenkins has announced her intention not to stand for re-election at the AGM.

(3) Mr. Roberts has waived all remuneration in respect of his appointment as a non-executive director.

Non-Executive Director Compensation Policy

Our non-executive directors are eligible to earn cash fees for service on the board of directors and for service on each committee on which the director is a member. The chairperson of each committee receives a higher fee for such service. Non-executive directors may voluntarily elect to convert their annual cash fees into deferred restricted stock units ("Deferred RSUs") over ADSs. The number of Deferred RSUs granted is determined by dividing the amount of the annual cash compensation by the average closing trading price of the Company’s ADSs over the most recent 30 trading days as of the grant date. These Deferred RSUs are delivered under the terms of the existing 2019 Non-Employee Equity Incentive Plan as amended (the “2019 NED EIP”) and they vest in substantially equal monthly installments over the plan year. Payment of Deferred RSUs in ADSs will generally be made 180 days following separation of service.

In addition to annual cash fees or Deferred RSUs, as elected, equity incentive awards are granted to non-executive directors in line with the 2019 NED EIP. In February 2025, a total of 55,000 equity incentive awards in the form of market value options over ADSs, were granted to each non-executive director at an exercise price of $3.16 per ADS. Vesting is in equal monthly installments over the one-year period following grant date. No performance conditions were attached to the awards.

The fees payable to directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chairperson Annual Fee
	($)	($)
Board of Directors	40,000	80,000
Audit and Risk Committee	10,000	20,000
Remuneration Committee	6,250	12,500
Nomination and Corporate Governance Committee	5,000	10,000
Research and Development Committee	5,000	10,000

We also reimburse our non-executive directors for reasonable out-of-pocket expenses incurred in connection with attending our board of directors and committee meetings.

Non-Executive Director Service Contracts

The remuneration of the non-executive directors is determined by the Board as a whole, based on a review of current practices in other companies. Mereo has entered into service contracts with its non-executive directors for their services, which are subject to a three-month termination period. There are no arrangements under which any non-executive director is entitled to receive compensation upon the early termination of his or her appointment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Mereo ordinary shares as of March 26, 2026 by each person known by Mereo to own beneficially 5% or more of the outstanding Mereo ordinary shares, its directors and NEOs.

The number of Mereo ordinary shares beneficially owned by each person is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Mereo ordinary shares held by that person.

The percentage of Mereo ordinary shares beneficially owned as of March 26, 2026 is computed on the basis of 798,078,829 ordinary shares outstanding as of March 26, 2026. Mereo ordinary shares that a person has the right to acquire within 60 days of March 26, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned (1)	Percentage of Ordinary Shares Beneficially Owned
5% or Greater Shareholders:
Entities affiliated with Rubric Capital Management LP(2)	108,486,735	13.6%
Entities affiliated with EcoR1 Capital, LLC(3)	74,500,000	9.3%
Entities affiliated with 683 Capital Management LLC(4)	65,083,815	8.2%
Named Executive Officers
Dr. Denise Scots-Knight(5)	23,140,439	2.9%
Charles Sermon(6)	7,106,970	0.9%
Christine Fox(7)	5,460,175	0.7%
Directors
Dr. Jeremy Bender(8)	1,435,250	0.2%
Dr. Anders Ekblom(9)	1,562,200	0.2%
Dr. Pierre Jacquet(10)	1,271,965	0.2%
Dr. Annalisa Jenkins(10)	875,835	0.1%
Dr. Deepika R. Pakianathan(10)	507,500	0.1%
Justin Roberts(11)	-	0.0%
Dr. Daniel Shames(10)	875,835	0.1%
Marc Yoskowitz(10)	875,835	0.1%
Michael S. Wyzga(12)	1,497,750	0.2%
All Executive Officers and Directors as a group (14 persons)	51,817,504	6.5%

(1) Ordinary shares figures include ordinary shares represented by ADSs.

(2) Based solely on information contained in Schedule 13D/A filed by Rubric Capital Management LP with the SEC on June 17, 2024. Includes 15,307,347 ADSs beneficially owned. The address of the principal business office of Rubric Capital Management LP is 155 East 44th Street, Suite 1630, New York, NY 10017.

(3) Based solely on information contained in Schedule 13G filed by EcoR1 Capital, LLC (“EcoR1”) with the SEC on January 9, 2026. Consists of (i) 14,900,000 ADSs beneficially owned by EcoR1 and Oleg Nodelman and (ii) 13,960,568 ADSs beneficially owned by EcoR1 Capital Fund Qualified, L.P. EcoR1 is the general partner and investment adviser of investment funds, including EcoR1 Capital Fund Qualified, L.P. Mr. Nodelman is the control person of EcoR1. The address of the principal business office of EcoR1 Capital LLC is 357 Tehama Street #3 San Francisco, CA 94103.

(4) Based solely on information contained in Schedule 13G filed by 683 Capital Management LLC with the SEC on January 6, 2026. 683 Capital Partners, LP beneficially owns 13,016,763 ADSs. 683 Capital Management, LLC, as investment manager of

683 Capital Management LLC and Ari Zweiman, as Managing Member of 683 Capital Management, LLC, may be deemed to have beneficial ownership of such shares. The address of the principal business office of 683 Capital Management LLC is 1700 Broadway, Suite 4200, New York, New York 10019.

(5) Includes 808,921 ADSs beneficially owned, plus 4 ordinary shares beneficially owned, plus 3,819,166 ADSs underling share awards that are exercisable within 60 days of March 26, 2026.

(6) Includes 219,061 ADSs beneficially owned, plus 4 ordinary shares beneficially owned, plus 1,202,333 ADSs underling share awards that are exercisable within 60 days of March 26, 2026.

(7) Includes 89,285 ADSs beneficially owned plus 1,002,750 ADSs underling share awards that are exercisable within 60 days of March 26, 2026.

(8) Includes 12,550 ADSs beneficially owned plus 274,500 ADSs underling share awards that are exercisable within 60 days of March 26, 2026.

(9) Includes 37,940 ADSs beneficially owned plus 274,500 ADSs underling share awards that are exercisable within 60 days of March 26, 2026.

(10) All holdings are ADSs underling share awards that are exercisable within 60 days of March 26, 2026.

(11) Mr. Roberts is a partner of Rubric Capital Management LP, which has ultimate voting and investment power over the ordinary shares and ADSs held by Rubric Capital Management LP. He disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Mr. Roberts has waived all remuneration in respect of his appointment as a non-executive director.

(12) Includes 25,050 ADSs beneficially owned plus 274,500 ADSs underling share awards that are exercisable within 60 days of March 26, 2026.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Party Transactions

Related Person Transactions

The following sets forth all transactions since January 1, 2024 to which the Company has been or is a participant, including currently proposed transactions, in which the amount involved exceeds the lesser of: (1) $120,000 or (2) 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with any of these individuals, had or has a direct or indirect material interest, other than the compensation arrangements described below under the sections “Executive Compensation” and “Directors Compensation.”

Cooperation Agreement with Rubric Capital Management LP

On October 28, 2022, we entered into a cooperation agreement (the “Cooperation Agreement”) with Rubric Capital Management LP (“Rubric”), our largest shareholder. Pursuant to the Cooperation Agreement, four new directors, Dr. Annalisa Jenkins, Dr. Daniel Shames, Mr. Marc Yoskowitz and Mr. Justin Roberts, were subsequently appointed to our Board on November 10, 2022. Concurrent with these appointments taking effect, directors Dr. Peter Fellner, Dr. Brian Schwartz, Dr. Abdul Mullick and Ms. Anne Hyland resigned from our Board. The Cooperation Agreement also provided that at least one Rubric nominee shall be appointed to each Committee of our Board and that all shares beneficially owned, directly or indirectly by Rubric or its affiliates for which Rubric exercises voting authority, will be voted in favor of all nominees for director nominated by the Board at certain meetings described in the Cooperation Agreement.

The Cooperation Agreement also provided for certain “standstill” provisions that restricted Rubric and its affiliates from, among other things, acquiring any securities of the Company that would result in Rubric and its affiliates having beneficial ownership of more than 20% of our voting securities. The standstill provisions originally expired on the Termination Date (as defined below).

On April 15, 2024, we entered into an extension letter, effective as of April 15, 2024 (the “Extension Letter”) to the Cooperation Agreement. The Extension Letter waived the requirement under Section 1(f) of the Cooperation Agreement for Mr. Justin Roberts to offer to resign from the Company’s Board of Directors and all applicable committees thereof upon the termination date of the Cooperation Agreement which was immediately following the conclusion of our 2024 AGM (the “Termination Date”) and extended the Termination Date of the Cooperation Agreement until immediately following the conclusion of our 2025 AGM, on which date the Cooperation Agreement as extended, duly terminated.

Insurance and Indemnification

To the extent permitted by the Act, Mereo is empowered under its Articles to indemnify its directors against any liability they incur by reason of their directorship. Mereo maintains directors’ and officers’ insurance to insure such persons against certain liabilities. Mereo has entered into a deed of indemnity with each of its directors.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to the Mereo Board, executive officers, or persons controlling Mereo pursuant to the forgoing provisions, Mereo has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Person Transactions Policy

Our Board has a written related person transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, any transaction or proposed transactions between us and a related person that are material to us or the related person, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit and Risk Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

EXECUTIVE OFFICERS OF THE COMPANY

Below is a list of our executive officers and their positions and ages as of the date of this proxy statement. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

For biographical information regarding Dr. Scots-Knight, see the section titled “Board of Directors and Corporate Governance.”

Name	Age	Position
Executive Officers
Dr. Denise Scots-Knight	66	Chief Executive Officer and Director
Charles Sermon	56	General Counsel and Business Development
Christine Fox	45	Chief Financial Officer
Alexandra (Wills) Hughes-Wilson	54	Chief Patient Access and Commercial Planning
Dr. John Lewicki	74	Chief Scientific Officer

Mr. Charles Sermon. Mr. Sermon is a co-founder of Mereo and serves as our General Counsel and Business Development and has served as our General Counsel since July 2015. Prior to co-founding Mereo, Mr Sermon was a partner at Phase4 and prior to that, he worked at Nomura. Mr. Sermon is currently a trustee of the Rainbow Trust Children’s Charity. Mr. Sermon trained and qualified as a lawyer with Freshfields in London and holds an LLB (Hons) from the University of Hull, U.K.

Ms. Christine Fox. Ms. Fox has served as our Chief Financial Officer since January 2021. Before joining Mereo, Ms. Fox was the Group Financial Controller and Treasurer at Travelport Worldwide Ltd. and prior to that, she served over a decade at KPMG in the U.S. and Switzerland. Ms. Fox is a Certified Public Accountant (CPA) and holds a Bachelor of Science in Accounting from Butler University.

Ms. Alexandra (Wills) Hughes-Wilson. Ms. Hughes-Wilson has served as our Chief Patient Access and Commercial Planning since March 2018. Prior to joining Mereo, Ms. Hughes-Wilson served as Chief Patient Access Officer and Senior Vice President of Patient Access & External Affairs at Swedish Orphan Biovitrum (Sobi) from 2012 to 2018 and prior to that, she served as Vice President of Health & Market Access Policy EMEA at Genzyme Corporation (now Sanofi Genzyme). Ms. Hughes-Wilson has been actively involved in rare disease policy, serving as Industry Coordinator on the European Commission’s Committee of Experts on Rare Diseases and as Industry Lead on the European Medicines Agency’s Committee for Orphan Medicinal Products (COMP) Working Group with Interested Parties, and since 2024, has served as a Non-Executive Director of Vaso Dynamics. Ms. Hughes-Wilson holds an honors degree in Law and Politics from the University of Durham, U.K.

Dr. John Lewicki. Dr. Lewicki has served as our Chief Scientific Officer since July 2020, bringing more than 35 years of experience in biotechnology and drug development. Prior to joining Mereo, Dr. Lewicki held leadership roles at OncoMed Pharmaceuticals, serving as President, CEO, and a board member from March 2018 to April 2019, following earlier tenures as Senior Vice President of R&D. Previously, Dr. Lewicki served as Vice President of Research at Scios Inc, where he was part of the team that co-discovered human B-type natriuretic peptide, later commercialized as a treatment for acute congestive heart failure. Dr. Lewicki earned his Ph.D. from the University of California, San Diego. He has co-authored over 80 scientific publications and is an inventor on more than 30 issued U.S. patents.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2025 are:

•
Dr. Denise Scots-Knight, our Chief Executive Officer;
•
Charles Sermon, our General Counsel; and
•
Christine Fox, our Chief Financial Officer.

2025 Summary Compensation Table

The following table, as well as the accompanying footnotes and narrative that follow the table, sets forth the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation(3)	Share Awards(4)	Option Awards(4)	All Other Compensation(5)	Total
		($)	($)	($)	($)	($)	($)
Dr. Denise Scots-Knight (1) (2)	2025	642,917	—	—	2,001,019	88,603	2,732,540
Chief Executive Officer	2024	581,865	290,205	—	2,212,164	78,877	3,163,111
Charles Sermon (2)	2025	472,935	—	—	635,475	63,502	1,171,912
General Counsel	2024	428,056	182,994	—	637,624	57,819	1,306,493
Christine Fox (2)	2025	444,672	—	—	635,475	52,530	1,132,677
Chief Financial Officer	2024	402,463	174,065	—	637,624	47,919	1,262,071

(1) Dr. Denise Scots-Knight also serves as a director but receives no additional compensation for this service.

(2) Cash compensation paid to all named executive officers is denominated in pounds sterling. For the purposes of this table, all 2025 amounts have been converted based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2025 (£1/$1.34586) and all 2024 amounts have been converted based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2024 (£1/$1.2546).

(3) Amount shown reflects annual cash bonuses awarded for achievement of performance goals. No cash bonuses were paid to the NEOs for 2025. The Remuneration Committee elected to award the NEOs a bonus equal to 50% of their target in the form of an award of market value stock options in lieu of cash, granted on February 1, 2026 under the Company's 2019 Equity Incentive Plan, as amended (“2019 EIP”) for the fiscal year ended December 31, 2025. Because these options were granted in fiscal year 2026, the aggregate grant date fair value will be reflected in the proxy statement for the fiscal year ended December 31, 2026, under Option Awards. For a more detailed discussion of the Remuneration Committee’s process for determining the annual bonus award, see “Annual Cash Bonuses” below.

(4) Amounts reflect the grant date fair value of awards granted in 2025 and 2024 in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see note 15 to our consolidated financial statements for the year ended December 31, 2025. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of applicable awards.

(5) Amounts include health benefit and life insurance premium payments and pension contributions made by the Company. Life insurance premiums paid by the Company for named executive officers were: $4,226 (2024: $3,787) for Dr. Denise Scots-Knight; $3,109 (2024: $2,785) for Charles Sermon; and $2,923 (2024: $2,545) for Christine Fox.

Narrative Disclosure to the Summary Compensation Table

Overview

Our executive compensation program is designed to attract, retain and reward key employees and to align their interests with the interests of our stockholders. Our Chief Executive Officer makes recommendations to the Remuneration Committee about the compensation of her direct reports (except with respect to her own compensation), and our Remuneration Committee is responsible for determining the compensation of our executive officers.

Our Remuneration Committee has engaged Compensia as its independent compensation consultant since May 2021. Compensia assists the Remuneration Committee in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing competitive market pay data. We align our incentive plans with US peer group practices, despite our U.K. domicile, to maintain competitive compensation, ensuring relevance and attractiveness for our talent.

Consistent with SEC rules, the Company assessed whether the work of Compensia raised any conflict of interest and determined that the retention of Compensia to advise the Remuneration Committee concerning executive and director compensation matters did not create a conflict of interest. Neither the Remuneration Committee nor the Company has any other professional relationship with Compensia.

Annual Base Salary

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions related to their role and has been established by our board of directors taking into account each individual’s responsibilities, skills, and experience. Base salaries are typically reviewed annually, with any increases normally taking effect from the first day of January. When awarding salary increases, the Remuneration Committee will consider a number of factors including, the level and experience of the individual in the role, benchmarking guidelines informed by analysis of pay increases in peer group companies and in the broader market, inflation, the level of increase proposed for the wider workforce and overall employee pay conditions and compensation more broadly. During 2025, after taking these factors into consideration, the Remuneration Committee determined to incrementally increase annual base salaries for all named executive officers. The base salary of each named executive officer is noted below:

	2025 Annual Base Salary	2024 Annual Base Salary	Increase in Base Salary (2)
Name	($)	($)	(%)
Dr. Denise Scots-Knight(1)	642,917	581,865	3.0%
Charles Sermon(1)	472,935	428,056	3.0%
Christine Fox(1)	444,672	402,463	3.0%

(1) Compensation paid to all named executive officers is denominated in pounds sterling. For the purposes of this table, all 2025 amounts have been converted based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2025 (£1/$1.34586) and all 2024 amounts have been converted based on the pound sterling/U.S. dollar exchange rate in effect as of December 31, 2024 (£1/$1.2546).

(2) Percentage increases in base salary reflect the underlying change in the compensation denominated in pounds sterling.

Annual Cash Bonuses

We have a discretionary bonus scheme for all employees, including the named executive officers. Bonus payments for employees, including the named executive officers, are a percentage of base salary based on performance-based measures against both Company-wide target and personal objectives which can also be increased with stretch performance. Bonus payments for the Chief Executive Officer are a percentage of base salary, based only on performance-based measures against Company-wide target objectives. The target bonus rate, performance targets and weightings and achievements are determined annually by the Remuneration

Committee. The annual bonus is normally payable in cash after the award has been approved by the Remuneration Committee, usually shortly after the end of the financial year. However, at the Remuneration Committee's discretion, the annual bonus may also be payable in part or in whole as a share-based award.

Company performance was assessed against the 2025 Company-wide target objectives. In determining the achievement level, the Committee exercised discretion by considering the results of the Phase 3 Orbit and Cosmic studies, which were not included in the Company-wide target objectives due to the Company's partner, Ultragenyx, being in control of the design and execution of the Phase 3 studies. However, in making its compensation determination, the Committee decided to consider these studies not achieving their primary endpoints at the end of 2025, and determined to award all employees, including the CEO and the other named executive officers, a bonus equal to 50% of their target. Furthermore, the CEO, the other named executive officers and all other employees at Vice President level and above were paid their bonus in the form of an award of market value options, in lieu of cash, under the Company's 2019 EIP which will vest in equal monthly installments over a one year period.

Specific details of the actual Company-wide target objectives are considered commercially sensitive and therefore not disclosed in detail. However, the objectives used to measure the performance of the named executive officers for 2025 included the following:

•
On setrusumab, delivering the agreed key activities to generate real world evidence demonstrating benefit over existing therapies and the ongoing activities necessary to support pricing and reimbursement by HTA authorities and payor decision-makers in Europe and the UK, along with key commercial product supply readiness activities;
•
On alvelestat, alignment of the Phase 3 protocol with the FDA and other Phase 3 readiness activities, including putting the clinical supply chain in place, aligned to corporate development activities to fund the Phase 3 clinical trial; and
•
Key operational and financial objectives, including in respect of the annual budget and cash runway.

As a result, the named executive officers were awarded bonuses against their target bonus rates as follows.

Name	2025 Target Bonus Rate (% of base salary)	2025 Stretch Bonus Rate (% of base salary)	2025 Cash Bonus Achievement (% of base salary)	2025 Options awarded in lieu of cash
Dr. Denise Scots-Knight	60%	75%	0%	480,000
Charles Sermon	50%	63%	0%	295,000
Christine Fox	50%	63%	0%	280,000

Equity-Based Incentive Awards

Our equity-based incentive award plan is intended to align the long-term interests of our named executive officers with those of our shareholders in order to motivate them to make important contributions to our performance. As a pre-commercial biotech company, the Remuneration Committee considers that awarding options with a vesting period of four years to be the best way of achieving this objective. In 2025, we granted share options to each of our named executive officers, as reflected in the “Outstanding Equity Awards at 2025 Fiscal Year End Table” below.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-public Information

While we do not have a formal policy with respect to the timing of awards of share options, share appreciation rights, or similar option-like instruments to our NEOs, the Remuneration Committee approves the grant of equity compensation awards at approximately the same time every year. We have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Executive Officer Employment Agreements

Dr. Denise Scots-Knight

We entered into an employment agreement with Dr. Scots-Knight on July 29, 2015, as amended on

September 3, 2021. This agreement entitles Dr. Scots-Knight to receive an annual base salary and an opportunity to earn an annual discretionary performance-based bonus, subject to the achievement of performance goals determined in accordance with our annual bonus plan. We currently contribute to Dr. Scots-Knight’s Self-Invested Personal Pension Scheme an amount equal to 10% of Dr. Scots-Knight’s annual salary, provided that she contributes 4% or more of her annual salary to that scheme. In lieu of a pension contribution, we may, at Dr. Scots-Knight’s request, pay a pro-rata amount equal to 10% of her base salary as additional compensation. Either party may terminate the employment agreement by giving the other party not less than 12 months’ written notice, provided that we may terminate Dr. Scots-Knight at any time with immediate effect for cause or by giving written notice to Dr. Scots-Knight that we will instead pay her basic salary for any remaining notice period. Dr. Scots-Knight’s employment agreement also contains restrictive covenants pursuant to which she has agreed to refrain from competing with us or soliciting our key employees for a period of six months following her termination of employment or soliciting our customers for a period of nine months following her termination of employment. The employment agreement includes the provision of accelerated vesting of share options and payments to Dr. Scots-Knight equal to 18 months’ annual base salary and Dr. Scots-Knight’s target annual bonus in the event of a covered termination during the period commencing on a change in control of the Company and ending 12 months after such change in control.

Charles Sermon

We entered into an employment agreement with Mr. Sermon on July 29, 2015, as amended on September 3, 2021. This agreement entitles Mr. Sermon to an annual base salary and an opportunity to earn an annual discretionary performance-based bonus, subject to the achievement of performance goals determined in accordance with our annual bonus plan. We have agreed to contribute to Mr. Sermon’s Self-Invested Personal Pension Scheme an amount equal to 10% of Mr. Sermon’s annual salary provided that he contributes 4% or more of his annual salary to that scheme. In lieu of a pension contribution, we may, at Mr. Sermon’s request, pay a pro-rata amount equal to 10% of his base salary as additional compensation. Either party may terminate the employment agreement by giving the other party not less than six months’ written notice, provided that we may terminate Mr. Sermon at any time with immediate effect for cause or by giving written notice to Mr. Sermon that we will instead pay his basic salary for any remaining notice period. Mr. Sermon’s employment agreement also contains restrictive covenants pursuant to which he has agreed to refrain from competing with us or soliciting our key employees for a period of six months following his termination of employment or soliciting our customers for a period of nine months following his termination of employment. The employment agreement includes the provision of accelerated vesting of share options and payments to Mr. Sermon equal to 12 months’ annual base salary and Mr. Sermon’s target annual bonus in the event of a covered termination during the period commencing on a change in control of the Company and ending 12 months after such change in control.

Christine Fox

We entered into an employment agreement with Ms. Fox on October 20, 2020, as amended on September 3, 2021. The employment agreement entitles Ms. Fox to receive an annual base salary and an opportunity to earn an annual discretionary performance-based bonus, subject to the achievement of performance goals determined in accordance with our annual bonus plan. Ms. Fox is also eligible to participate in Mereo’s group personal pension scheme and we have agreed to contribute to the pension scheme an amount equal to 10% of Ms. Fox’s annual salary provided that she contributes 4% or more of her annual salary to that scheme. In lieu of a pension contribution, we may, at Ms. Fox’s request, pay a pro-rata amount equal to 10% of her base salary as additional compensation. Either party may terminate the employment agreement by giving the other party not less than six months’ written notice, provided that Mereo may terminate Ms. Fox at any time with immediate effect for cause or by giving written notice to Ms. Fox that we will instead pay her basic salary for any remaining notice period. Ms. Fox’s employment agreement also contains restrictive covenants pursuant to which she has agreed to refrain from competing with us or soliciting our key employees for a period of six months following her termination of employment or soliciting our customers for a period of nine months following her termination of employment. The employment agreement includes the provision of accelerated vesting of share options and payments to Ms. Fox equal to 12 months’ annual base salary and Ms. Fox’s target annual bonus in the event of a covered termination during the period commencing on a change in control of the Company and ending 12 months after such change in control.

Pension, Retirement or Similar Benefits

Mereo operates a defined contribution pension scheme which is available to all employees. Mereo makes payments of up to 10% of base salary for executives, including Mereo’s Chief Executive Officer, into any pension scheme or similar arrangement as the participating executive may reasonably request (or a payment in lieu thereof). Such payments are not counted for the purposes of determining bonuses or awards under the LTIP. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.

Health and Welfare Benefits

All of our full-time employees, including our executive officers, are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and long-term disability for all of our employees, including our executive officers. We also provide all employees, including executive officers, with paid time off benefits including, vacation, sick time and holidays.

Outstanding Equity Awards at 2025 Fiscal Year End Table

The following table presents information regarding all outstanding share options and share awards held by each of our named executive officers as of December 31, 2025. All “Securities” within this table are expressed in ADSs, including awards over ordinary shares. Each ADS of the Company represents five ordinary shares. There were no outstanding unvested Share Awards as of December 31, 2025.

	Option Awards
Name Dr. or Ph.D. or MBBS	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Dr. Denise Scots-Knight	87,500			5.40	05/20/2029
	87,500			3.00	07/23/2029
	175,000			1.84	02/20/2030
	520,000			2.72	02/01/2031
	1,077,083	22,917	(1)	1.40	01/14/2032
	838,541	311,459	(2)	1.01	01/25/2033
	407,291	442,709	(3)	3.36	01/25/2034
		825,000	(4)	2.91	01/25/2035
Charles Sermon	27,500			5.40	05/20/2029
	27,500			3.00	07/23/2029
	85,000			1.84	02/20/2030
	150,000			2.72	02/01/2031
	269,270	5,730	(1)	1.40	01/14/2032
	291,666	108,334	(2)	1.01	01/25/2033
	117,395	127,605	(3)	3.36	01/25/2034
		262,000	(4)	2.91	01/25/2035
Christine Fox	170,000			3.32	01/19/2031
	215,416	4,584	(1)	1.40	01/14/2032
	273,437	101,563	(2)	1.01	01/25/2033
	117,395	127,605	(3)	3.36	01/25/2034
		262,000	(4)	2.91	01/25/2035

(1) 25% of the shares underlying this share option vested and became exercisable on February 1, 2023, with the remainder vesting in equal monthly installments for the three years thereafter.

(2) 25% of the shares underlying this share option vested and became exercisable on January 14, 2024, with the remainder vesting in equal monthly installments for the three years thereafter.

(3) 25% of the shares underlying this share option vested and became exercisable on January 25, 2025, with the remainder vesting in equal monthly installments for the three years thereafter.

(4) 25% of the shares underlying this share option vested and became exercisable on January 25, 2026, with the remainder vesting in equal monthly installments for the three years thereafter.

Mereo currently grants equity awards under the 2019 EIP and the 2019 NED EIP. There are also still outstanding awards under two previous plans, the 2015 Plan and the Mereo Share Option Plan, however no awards have been granted under these plans since 2016 and no further grants are envisaged. The key terms of the plans are disclosed in note 15 to our consolidated financial statements for the year ended December 31, 2025.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following disclosure regarding compensation actually paid (“CAP”) as defined by the SEC to our executive officers and the performance of the Company. The table below presents information for each of the last two fiscal years regarding (i) the total compensation, as reported in the summary compensation table, for our principal executive officer serving in that capacity during the applicable fiscal year (the “PEO”) and the average total compensation of our other named executive officers, excluding the PEO, who were serving in that capacity during the applicable fiscal year as disclosed in the summary compensation table (“NEOs”), (ii) total compensation actually paid to the PEO and the total compensation actually paid to the other NEOs on average, (iii) total shareholder return for the Company, and (iv) the Company’s net income (loss).

 The amounts set forth below under the headings “Compensation Actually Paid to PEO” for our PEO and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1,4)	Average Summary Compensation Table Total for Non-PEO NEOs(1,2)	Average Compensation Actually Paid to Non-PEO NEOs(1,4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3)	Net Loss
	($)	($)	($)	($)	($)	($'000)
2025	2,732,540	(1,957,068)	1,152,295	(282,039)	55.56	41,878
2024	3,163,111	6,176,259	1,284,282	2,231,881	466.67	43,253
2023	2,219,323	5,447,682	1,044,650	2,003,803	308.00	29,466

(1) Our PEO for each of fiscal years 2025 and 2024 was Dr. Denise Scots-Knight.

(2) The amounts reported are from the Summary Compensation Table (“SCT”) above.

(3) Pursuant to the SEC rules, the Total Shareholder Return (“TSR”) reflected in this column assumes $100 was invested on December 31, 2022 in our ADSs. Historic ADS price performance is not necessarily indicative of future ADS price performance.

(4) CAP reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth in the tables below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the "Exclusion of Share Awards and Option Awards" column are the totals from the Share Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO	Exclusion of Share Awards and Option Awards for PEO	Inclusion of Equity Values for PEO	Compensation Actually Paid to PEO
	($)	($)	($)	($)
2025	2,732,540	(2,001,019)	(2,688,588)	(1,957,068)
2024	3,163,111	(2,212,164)	5,225,312	6,176,259
2023	2,219,323	(1,328,761)	4,557,120	5,447,682

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Share Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
	($)	($)	($)	($)
2025	1,152,295	(635,475)	(798,858)	(282,039)
2024	1,284,282	(637,624)	1,585,223	2,231,881
2023	1,044,650	(446,873)	1,406,026	2,003,803

The amounts in the "Inclusion of Equity Values" column in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO	Total - Inclusion of Equity Values for PEO
	($)	($)	($)	($)
2025	305,902	(1,953,354)	(1,041,136)	(2,688,588)
2024	2,357,458	703,167	2,164,687	5,225,312
2023	3,233,071	1,051,618	272,431	4,557,120

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Total - Inclusion of Equity Values for Non-PEO NEOs
	($)	($)	($)	($)
2025	97,147	(599,484)	(296,521)	(798,858)
2024	679,503	213,389	692,331	1,585,223
2023	1,087,147	251,018	67,861	1,406,026

(5) Assumes $100 was invested in the Company for the period starting December 31, 2022, through the end of the specified year. Historical share performance is not necessarily indicative of future share performance.

The following graphs set forth the relationships between compensation actually paid to the PEO and the average compensation actually paid to our non-PEO NEOs as compared to the performance metrics of total shareholder return and net loss:

Relationship between compensation actually paid and value of intital fixed $100 investment based on total shareholder returns
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
—
(1,000,000)
(2,000,000)
(3,000,000)
Compensation actually paid ($)
500.00
450.00
400.00
350.00
300.00
250.00
200.00
150.00
100.00
50.00
—
intital fixed $100 investment based on total shareholder returns ($)
2025
2024
2023
Compensation actually paid to PEO
Average Compensation actually paid to Non-PEO NEOs
Value of intial fixed $100 investment based on total shareholder return

Relationship between compensation actually paid and net loss
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
—
(1,000,000)
(2,000,000)
(3,000,000)
Compensation actually paid ($)
50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
—
Net Loss ($'000)
2025
2024
2023
Compensation actually paid to PEO
Average Compensation actually paid to Non-PEO NEOs
Net Loss

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit and Risk Committee operates under a written Audit and Risk Committee charter that has been adopted by the Board. All members of the Audit and Risk Committee currently meet the independence and qualification standards for Audit and Risk Committee membership set forth in the listing standards provided by Nasdaq and the SEC, and the Board has determined that Dr. Pakianathan is an “Audit and Risk Committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

The Audit and Risk Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit and Risk Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit and Risk Committee’s members in business, financial and accounting matters.

The Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit and Risk Committee reviewed with management the audited consolidated financial statements included in the Annual Report on Form 10-K. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the consolidated financial statements and the accompanying notes. The Audit and Risk Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit and Risk Committee also reviewed with PwC, our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (“PCAOB”) AU380, Communications with Audit and Risk Committees, and SEC Regulation S-X Rule 207, Communication with Audit and Risk Committees.

The Audit and Risk Committee has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding communications with the Audit and Risk Committee concerning independence. The Audit and Risk Committee has discussed with PwC its independence from management and the Company.

In addition to the matters specified above, the Audit and Risk Committee discussed with PwC the overall scope, plans and estimated costs of their audit. The Committee met with PwC periodically, with and without management present, to discuss the results of PwC’s examinations and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, and subject to the limitations of the Audit and Risk Committee’s role and responsibilities referred to above and in the Audit and Risk Committee charter, the Audit and Risk Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements should be included in the Company’s Annual Report on Form 10-K.

The Audit and Risk Committee of the Board of

Directors

Dr. Deepika Pakianathan, Chair

Dr. Jeremy Bender

Dr. Annalisa Jenkins

Michael Wyzga

The foregoing report of the Audit and Risk Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

DELIVERY OF PROXY MATERIALS

Our Annual Report on Form 10-K, including audited consolidated financial statements, accompanies this proxy statement. Copies of our Annual Report on Form 10-K are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement and the Annual Report on Form 10-K, by delivering a single set of proxy materials to an address shared by two or more Company shareholders or ADS holders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders or ADS holders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder or ADS holder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder or ADS holders at a shared address to which a single copy of the proxy materials was delivered. If you are an ordinary shareholder of record and prefer to receive separate copies of proxy materials either now or in the future, please contact Charles Sermon, Company Secretary, Mereo BioPharma Group plc, 4th Floor, One Cavendish Place, London, W1G 0QF, United Kingdom, or by email: legal@mereobiopharma.com, or telephone: +44 (0) 333 023 7300. If you hold ADSs and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

EACH ORDINARY SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY OR TO SUBMIT YOUR PROXY ONLINE.

EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ADS PROXY CARD TO CITIBANK, N.A., THE DEPOSITARY FOR THE ADSs.

ADDITIONAL INFORMATION

U.K. Statutory Annual Report and Accounts of the Board of Directors and Auditors of Mereo BioPharma

Group plc for the year ended December 31, 2025

Consistent with its obligations under the Act, our Board of Directors will present at the Meeting our U.K. statutory annual report and accounts for the year ended December 31, 2025. Accordingly, our Board of Directors will lay before the Company at the Meeting the Company’s U.K. statutory annual report and accounts for the year ended December 31, 2025, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the Meeting. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration will be made available no less than 21 days prior to the Meeting, on our website at www.mereobiopharma.com. A complete copy of our U.K. statutory annual report and accounts, including the statutory Board of Directors report, strategic report, and auditor’s report on our U.K. accounts will be made available no less than 21 days prior to the Meeting, on our website at www.mereobiopharma.com.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The Act generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The Act generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the Act and cannot be waived by our shareholders.

Shareholder Proposals for 2027 Annual General Meeting

In order to be considered for inclusion in our proxy statement for our 2027 annual general meeting of shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 4th Floor, One Cavendish Place, London W1G 0QF, United Kingdom no later than 120 days before the anniversary of the date on which we sent our proxy materials for the Meeting, or December 10, 2026. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the Meeting, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

Shareholder proposals submitted for consideration at our 2027 annual general meeting of shareholders, but not submitted for inclusion in our proxy statement for our 2027 annual general meeting of shareholders, must be received by the Company at the Office of the Company Secretary, 4th Floor, One Cavendish Place, London W1G 0QF, United Kingdom no later than 45 days before the anniversary of the date of the Meeting, or March 30, 2027. However, if the date of the 2027 annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the Meeting, the notice must be received by our Company Secretary at least 45 days prior to the date we intend to distribute our proxy materials with respect to the 2027 annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for the 2027 annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Under section 338 of the Act, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, 4th Floor, One Cavendish Place, London W1G 0QF, United Kingdom at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Questions?

If you have any questions or need more information about the Meeting, please write to us at:

Charles Sermon

Company Secretary

Mereo BioPharma Group plc

4th Floor, One Cavendish Place, London, W1G 0QF

United Kingdom

Subject to completion

FORM OF PROXY

MEREO BIOPHARMA GROUP PLC
ANNUAL GENERAL MEETING

You may appoint a proxy at **https://uk.investorcentre.mpms.mufg.com/** instead of using this form.

Investor Code: ☐

For guidance on how to complete this Form of Proxy please refer to the notes overleaf.

I/We being (a) member/members hereby appoint the Chair of the Meeting/the following person:

Name of proxy (if not the Chair of the Meeting): ☐

Number of ordinary shares appointed over:
(if less than your full voting entitlement) ☐

as my/our proxy, to attend, speak and vote on my/our behalf at the Meeting and at any adjournment thereof. Please indicate below how you would like your proxy to vote on your behalf on the resolutions.

Please put an 'X' in the box opposite if this proxy appointment is one of multiple appointments being made: ☐

If you intend attending the Meeting in person please place a 'X' in the box opposite: ☐

Signature:

____

Date:

____

Please complete and return this form of proxy in the envelope provided to MUFG Corporate Markets at PXS 1, Central Square, 29 Wellington Street, Leeds LS1 4DL, United Kingdom so as to be received by MUFG Corporate Markets by no later than 2.00 p.m. (British Summer Time) (9.00 a.m. Eastern Time) on Tuesday, May 12, 2026 or 48 hours before any adjourned meeting.

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Notes to form of proxy

1. Full details of the resolutions to be proposed at the Meeting, with explanatory notes, are set out in the Notice of Annual General Meeting (the "**Notice**") made available to shareholders on or around April 9, 2026. Before completing the form of proxy, please also read the sections entitled "*Action to be taken by holders of ordinary shares*" in the letter accompanying Notice and the explanatory notes to the Notice. You can access the Notice, the related proxy statement and associated materials for the Meeting at https://www.mereobiopharma.com/agm2026.

3. Only shareholders, or their duly appointed representatives, are entitled to attend, speak and vote at the Meeting. A member so entitled may appoint one or more proxies who need not be members, to exercise all or any of their rights to attend, speak and vote on their behalf. Proxies may only be appointed using the procedures set out on this form of proxy and the explanatory notes to the Notice. Completion and return of the form of proxy will not prevent you from attending, speaking or voting in person at the Meeting or any adjournment thereof.

4. This form of proxy may be posted or may instead be delivered by hand (during normal business hours only) to MUFG Corporate Markets at PXS 1, Central Square, 29 Wellington Street, Leeds LS1 4DL, United Kingdom. **To be valid, the form of proxy should be received by MUFG Corporate Markets than 2.00 p.m. (British Summer Time) (9.00 a.m. Eastern Time) on Tuesday, May 12, 2026 or 48 hours before any adjourned meeting**. Alternatively, proxy appointment instructions may be submitted electronically via the Investor Centre app or by accessing the web browser at https://uk.investorcentre.mpms.mufg.com/. Shares held in uncertificated form (i.e. in CREST) may be voted through the CREST Proxy Voting Service in accordance with procedures set out in the CREST Manual and institutional investor may also be able to appoint a proxy electronically via the Proxymity platform.

5. Please indicate with an 'X' in the boxes how you wish your vote to be cast. A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. If no voting indication is given, your proxy will vote or abstain from voting at their discretion. Your proxy will vote (or abstain from voting) as they think fit in relation to any other matter which is put before the Meeting.

6. If you wish to appoint a proxy other than the Chair of the Meeting, please insert their name in the space provided. A proxy does not need to be a member of the Company, but must attend the Meeting to represent you. Please note that, if you appoint a particular director of the Company by name as a proxy, your vote will only be cast if that director is present at the Meeting. To appoint more than one proxy, you should request additional form(s) of proxy and indicate in the space provided the number of shares in relation to which you authorise them to act as your proxy. Alternatively, you can photocopy this form. If you have appointed multiple proxies please also mark the box where indicated. If you require additional forms of proxy or assistance with how to complete, sign and return a form of proxy or assistance in submitting your proxy appointment electronically, please call MUFG Corporate Markets' general helpline team +44 (0) 371 664 0391. Alternatively, you can request additional forms of proxy via email at shareholderenquiries@cm.mpms.mufg.com or via postal address to MUFG Corporate Markets at PXS 1, Central Square, 29 Wellington Street, Leeds LS1 4DL, United Kingdom.

7. If the form of proxy is signed by someone else on your behalf under a power of attorney or other authority, such authority to sign (or a certified copy thereof) must be returned with the form of proxy. If the shareholder is a corporation, the form of proxy must be executed under its common seal or signed by an officer, attorney or other person duly authorised by the corporation.

10. You can change your proxy instructions by submitting a new proxy appointment. Note that the cut-off time for receipt of proxy appointments also applies in relation to amended instructions; any amended proxy appointment received after the relevant cut-off time has passed will be disregarded. Where two or more forms of proxy are delivered for us in respect of the same shares, the one which has been delivered last (regardless of when it was signed or by what means it was delivered) shall be treated as replacing and revoking the other which have been delivered. If it cannot be determined which form of proxy was delivered last, none of the forms shall be treated as valid.

11. The right to appoint a proxy does not extend to a 'Nominated Person', being someone to whom the Notice is sent because they have been nominated to enjoy information rights, under section 146 of the Companies Act 2006.

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